UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 ____________________________

Filed by the Registrant	☒	Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
EHEALTH, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
(650) 584-2700

May 2, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of eHealth, Inc., a Delaware corporation (the “Company”) that will be held on June 15, 2022 at 8:30 a.m. Pacific Time, and any postponement, adjournment or continuation thereof. We will hold the Annual Meeting in a virtual format via live webcast at www.virtualshareholdermeeting.com/EHTH2022.
On or about May 2, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access the Company's proxy statement and the annual report, how to vote online or by telephone, and how to receive a paper copy of the proxy materials by mail. If you requested to receive printed proxy materials, you may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card or voting instruction form in the envelope provided.
We are confident that our slate of director candidates has the professional achievement, skills, experiences and reputations that qualify each of the Company’s candidates to serve as stockholder representatives overseeing the management of the Company. We believe the Company's nominees are in the best position to oversee the execution of our long-term strategic plan to realize stockholder value. The board of directors unanimously recommends that you vote “FOR” the proposals in the proxy statement, including the election of A. John Hass, Francis S. Soistman and Aaron C. Tolson to the board of directors (Proposal 1), the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2), the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3) and the approval of an amendment to our Amended and Restated 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 3,000,000 shares (Proposal 4).
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card or voting instruction form. Returning the proxy or voting instruction form or voting by Internet or telephone does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.
Thank you for your ongoing support of eHealth, Inc.

Sincerely yours,
Francis S. Soistman Chief Executive Officer and Director

EHEALTH, INC.
_____________________
Notice of Annual Meeting of Stockholders
to be held on June 15, 2022
_____________________

To the Stockholders of eHealth, Inc.:
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of eHealth, Inc., a Delaware corporation (the “Company”), will be held solely via live webcast at www.virtualshareholdermeeting.com/EHTH2022, on June 15, 2022 at 8:30 a.m. Pacific Time for the following purposes:
1.To elect the three Class I director nominees named in the accompanying proxy statement to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
3.To vote to approve, on an advisory basis, the compensation of our Named Executive Officers;
4.To vote to approve an amendment to our Amended and Restated 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 3,000,000 shares; and
5.To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment of the Annual Meeting.
The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available over the Internet. Only stockholders of the Company as of the close of business on April 19, 2022 (the “Record Date”) and their proxies are entitled to notice of, to attend and/or to vote at the Annual Meeting and any postponements, adjournments or continuations thereof.
All stockholders as of the Record Date are cordially invited to attend the Annual Meeting. You are urged to vote even if you sold your shares after the Record Date. You may vote over the Internet, as well as by telephone, or by mailing a proxy card or voting instruction form. Further instructions regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY FOLLOWING THE INSTRUCTIONS PROVIDED. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.

Regardless of the number of shares of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in the Company.

By Order of the Board of Directors,
Julian Hwang Secretary

Santa Clara, California
May 2, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING TO BE HELD ON JUNE 15, 2022.
The proxy statement, the accompanying proxy card, and the annual report are available free of charge at www.proxyvote.com/EHTH. Information on this website, other than this proxy statement, is not a part of this proxy statement.

Please sign, date and promptly return the proxy card or voting instruction form, or grant a proxy and give voting instructions by Internet or telephone, so that you may be represented at the Annual Meeting. Instructions are on the Notice of Internet Availability of Proxy Materials, your proxy card or on the voting instruction form provided by your bank, broker, or other nominee.

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The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement, including the appendices, carefully and in their entirety.

eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
(650) 584-2700

 ______________________
PROXY STATEMENT
  ______________________

The board of directors of eHealth, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “eHealth”), is soliciting proxies to be used at our Annual Meeting of Stockholders to be held solely via live webcast at www.virtualshareholdermeeting.com/EHTH2022 on June 15, 2022 at 8:30 a.m. Pacific Time and for any postponement, adjournment or continuation thereof (the “Annual Meeting”).
On or about May 2, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report, how to vote online or by telephone, and how to receive a paper copy of the proxy materials by mail.
QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING
Why did I receive these proxy materials?
We are providing this proxy statement in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described below. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting.
Your vote is very important. Please submit your vote via the Internet, telephone or mail as soon as possible by following the voting instructions on the proxy card or Notice, even if you plan to attend the Annual Meeting. If you hold your shares in an account at a bank, broker, dealer or other nominee, follow the instructions provided by your nominee on your voting instruction form or otherwise to vote your shares. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

What proposals will be voted on at the Annual Meeting?
Four proposals are scheduled to be voted on at the Annual Meeting:
1.The election of the three Class I director nominees named in this proxy statement to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal (Proposal 1);
2.The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2);
3.A vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3); and

4.A vote to approve an amendment to our Amended and Restated 2014 Equity Incentive Plan (the “Equity Plan”) to increase the maximum number of shares that may be issued by 3,000,000 shares.
What are the recommendations of the board of directors?
Our board of directors unanimously recommends that you vote:
1.“FOR” the election of the three Class I director nominees named in this proxy statement (Proposal 1);
2.“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2);
3.“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3); and
4.“FOR” the approval of an amendment to the Equity Plan to increase the maximum number of shares that may be issued by 3,000,000 shares (Proposal 4).

Will there be any other items of business on the agenda?
We do not expect any other items of business beyond those described in this proxy statement because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the proxy card gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the Annual Meeting. The proxy holders intend to vote that proxy in accordance with their judgment. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, and our board of directors has not reduced the authorized number of directors on our board of directors, then the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.
What constitutes a quorum?
As of the close of business on April 19, 2022 (the “Record Date”), there were 26,835,670 shares of our common stock and 2,250,000 shares of Series A preferred stock outstanding. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date, and each holder of our Series A preferred stock is entitled to that number of votes calculated in accordance with the Certificate of Designations of Series A Preferred Stock (“Certificate of Designations”) previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021. As of the close of business on the Record Date, the holder of all of our outstanding Series A preferred stock is entitled to 3,404,036 votes at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all of the shares of our capital stock outstanding on the Record Date will constitute a quorum. The holders of our capital stock were entitled to an aggregate of 30,239,706 votes as of the close of business on the Record Date. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Who is entitled to vote?
Stockholders holding shares of our common stock or Series A preferred stock at the close of business on the Record Date may vote as a single class at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank or other nominee. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date. The holder of all of our outstanding Series A preferred stock is entitled to 3,404,036 votes as of the Record Date. For additional information regarding the voting rights of the Series A preferred stock please see the Certificate of Designations.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Your broker, bank or nominee is considered with respect to those shares the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares.
How do I attend the Annual Meeting?
You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/EHTH2022. To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 8:30 a.m. Pacific Time on June 15, 2022. We encourage you to access the meeting prior to the start time.
Your vote is very important. Please submit your voting instructions or proxy card even if you plan to attend the Annual Meeting.

How do I vote my shares?

Stockholders may vote on matters that are properly presented at the Annual Meeting in four ways:
    •    By completing the proxy card and returning it to the Company at the address noted;
    •    By submitting your vote telephonically;
    •    By submitting your vote electronically via the Internet; or
    •    By attending and voting your shares at the Annual Meeting.

The Company is offering registered stockholders the opportunity to vote their shares by telephone or electronically through the Internet, in addition to following the traditional method of completing a paper proxy card and returning it by mail. Stockholders may vote by telephone or via the Internet by following the procedures described on the proxy card. To vote via telephone or the Internet, please have the proxy card in hand and call the number or go to the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.
If your shares are held in a stock brokerage account or by a bank or other nominee, follow the instructions provided by your broker, bank or other nominee for voting your shares prior to the Annual Meeting.

The instructions by which you may vote your shares at the Annual Meeting differ based on whether you hold shares in your name as the stockholder of record or beneficially in street name. Shares held beneficially in street name may be voted at the Annual Meeting only if you first obtain a legal proxy from the broker, bank or other nominee that holds your shares as of the Record Date. The Company is not involved in the provision of legal proxies from brokers to beneficial stockholders. If you either do not request a legal proxy prior to the Annual Meeting or your broker fails to provide you a legal proxy, then you will not be able to vote at the Annual Meeting.
Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Annual Meeting. Stockholders who vote by Internet or telephone need not return a proxy card or the voting instruction form sent by brokers, banks, or other nominees.

Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, by obtaining a legal proxy prior to the Annual Meeting and attending the meeting and voting.

How are votes counted?
In the election of the Class I directors (Proposal 1), you may vote “FOR” the Company’s nominees or your vote may be “WITHHELD” with respect to one or more of the Company’s nominees. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the vote to approve an amendment to the Equity Plan to increase the maximum number of shares that may be issued by 3,000,000 shares (Proposal 4), you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has no effect on the voting results, although abstentions are considered votes cast for the purpose of determining the presence of a quorum. If you provide specific instructions, your shares will be voted as you instruct.
What vote is required to approve each item?
The election of the Class I directors (Proposal 1) requires a plurality, meaning that the three nominees receiving the highest number of “FOR” votes will be elected. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee by choosing to “WITHHOLD” authority to vote will have no effect on the outcome of the election.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the vote to approve an amendment to the Equity Plan to increase the maximum number of shares that may be issued by 3,000,000 shares (Proposal 4) each require the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. Abstentions are not considered votes cast for or against these proposals, and thus will have no effect on the outcome of the vote on these proposals.
For a discussion of the impact of broker non-votes on the proposals, see “What are broker non-votes and what effect do they have on the proposals?” below.

What are broker non-votes and what effect do they have on the proposals?
If you hold your shares beneficially in street name and do not provide your broker, bank or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker (1) has not received voting instructions from the beneficial owner with respect to a particular proposal and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.
A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our Class I directors (Proposal 1), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3) and the vote to approve an amendment to the Equity Plan to increase the maximum number of shares that may be issued by 3,000,000 shares (Proposal 4).
Broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal.

Is there a list of registered stockholders entitled to vote at the Annual Meeting?

A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices located at 2625 Augustine Drive, Second Floor, Santa Clara, CA 95054 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the Annual Meeting will also be available online during the Annual Meeting at www.virtualshareholdermeeting.com/EHTH2022, for those stockholders attending the Annual Meeting.

What does it mean if I receive more than one notice from the Company or proxy card?
You may receive more than one set of proxy materials, including multiple proxy cards, if you hold shares that are registered in more than one account—please vote the proxy card for every account you own. The latest dated proxy you submit will be counted.
Is cumulative voting permitted for the election of directors?
No. Neither our charter nor our bylaws permit cumulative voting at any election of directors.
Why are you holding a virtual meeting instead of a physical meeting?
We believe a virtual meeting format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world.

I am a stockholder, and I only received a copy of the Notice in the mail. How may I obtain a full set of the proxy materials?
In accordance with the “notice and access” rules of the Securities and Exchange Commission, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the

Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and our annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and our annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, these proxy materials or our annual report, stockholders may contact us at the following address and telephone number:
Investor Relations
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
(650) 210-3111

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Who pays the cost of proxy solicitation?
The costs and expenses of soliciting the proxy accompanying this proxy statement from stockholders will be borne by us. Our employees, officers, directors and director nominees may solicit proxies in person, by telephone or by electronic communication. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We may engage the services of proxy solicitors to assist us in the distribution of proxy materials and the solicitation of votes, for which we will pay customary fees plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of our shares.
Who will tabulate the votes?
Our officers are authorized to designate an inspector of elections for the meeting. All votes will be tabulated as required by Delaware law, the state of our incorporation, by an appropriate inspector of election appointed for the Annual Meeting.
What is the date of our fiscal year end?
This proxy statement provides information about the matters to be voted on at the Annual Meeting and additional information about us and our executive officers and directors. Some of the information is provided as of the end of our 2021 fiscal year and some information is provided as of a more current date. Our fiscal year ends on December 31.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our board of directors currently consists of nine directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors is elected each year.
Our Class I directors, whose term will expire at the Annual Meeting, are A. John Hass, Francis S. Soistman and Aaron C. Tolson. Our board of directors has nominated A. John Hass, Francis S. Soistman and Aaron C. Tolson for election as Class I directors at the Annual Meeting. Each of our director nominees has consented to (i) serve as a nominee, (ii) be named as a nominee in this proxy statement, and (iii) serve as a director if elected. If elected, Messrs. Hass, Soistman and Tolson will serve as directors until the Annual Meeting of Stockholders in 2025 and until their respective successors are elected and qualified, subject to earlier resignation or removal.
The names and certain information about each of the nominees for election as a director and for each of the continuing members of the board of directors are set forth below. There are no family relationships among any of our directors, director nominees or executive officers.
Mr. Hass was appointed to our board of directors as a Class I director in March 2021 consistent with that certain Cooperation Agreement, by and between the Company and Hudson Executive Capital LP (“Hudson”), on behalf of itself and its affiliates and its affiliated funds, dated as of March 10, 2021 and included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2021 (the “Hudson Cooperation Agreement”).
Mr. Tolson was appointed to our board of directors as a Class I director in August 2021 pursuant to the terms of the Investment Agreement, dated February 17, 2021, by and between the Company and Echelon Health SPV, LP (together with its affiliated funds, “H.I.G.”), an investment vehicle of H.I.G. Capital, LLC (“H.I.G. Capital”), which is included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2021 (the “H.I.G. Investment Agreement”).
Nominees for Class I Directors
The following paragraphs provide information as of the date of this proxy statement about each of our nominees for director. The information presented includes information each nominee has given us about the nominee’s age, positions held, principal occupation and business experience for at least the past five years, and directorships of publicly-held companies for the past five years. We also describe the specific qualifications of each of our nominees that contribute to the board’s effectiveness as a whole. We believe that each of our nominees possesses integrity, honesty, sound judgment, high ethical standards and a commitment of service to us.
The names of the nominees for Class I directors and certain biographical information about them as of the date of this proxy statement are set forth below:

Name	Age	Position and Office Held with the Company	Director Since
A. John Hass(1)	56	Director	2021
Francis S. Soistman(2)	65	Chief Executive Officer and Director	2021
Aaron C. Tolson(3)	45	Director	2021
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(1)Mr. Hass serves as a member of the compensation committee of our board of directors.
(2)Mr. Soistman serves as a member of the equity incentive committee of our board of directors.

(3)Mr. Tolson serves as chairperson of the compensation committee and as a member of the nominating and corporate governance committee and the government and regulatory affairs committee of our board of directors.

A. John Hass. Director. John Hass has served as a director since March 2021. Mr. Hass served as chairman of the board and chief executive officer of Rosetta Stone Inc., a leading provider of technology-based learning solutions, from April 2016 to October 2020. Previously, Mr. Hass served as president of Rosetta Stone Inc. from April 2016 to January 2019 and as interim president and chief executive officer from April 2015 to April 2016. From September 2012 until November 2014, he was a senior advisor to Osmium Partners, LLC, an alternative asset management firm. Mr. Hass was a partner at PEAK6 Investments, L.P., a financial services company, from October 2008 through September 2012 and was the senior financial officer of PEAK6 Investments, L.P. from February 2009 through June 2010. Mr. Hass was the chief executive officer of OptionsHouse, a brokerage company and subsidiary of PEAK6 Investments, L.P., from October 2006 until September 2008. From 1988 to October 2006, he was employed at Goldman, Sachs & Co., a subsidiary of the financial services company, The Goldman Sachs Group, Inc., most recently as a managing director in the investment banking division. In addition, Mr. Hass serves on the board of directors of The University of Chicago Laboratory Schools, serves as member of the Photography Committee of the Art Institute of Chicago and serves as a trustee of The Museum of Contemporary Photography. Mr. Hass received his B.S. in Finance from the University of Illinois at Urbana-Champaign. Mr. Hass brings to our board of directors significant experience in executing value-generative transformation and advancing profitable innovation, as well as deep finance and operational expertise, including with respect to direct-to-consumer, subscription-based business models.
Francis S. Soistman. Director and Chief Executive Officer. Fran Soistman has served as our chief executive officer and member of our board of directors since November 2021. Mr. Soistman founded and previously served as president of Healthcare Management and Transformation Advisory Services LLC, an advisory services company operating in the healthcare space, from January 2020 to November 2021. From January 2013 to September 2019, Mr. Soistman was executive vice president at CVS Health, a health solutions company, and president of government services at Aetna, a managed care company. Prior to his tenure at Aetna, Mr. Soistman co-founded Jessamine Healthcare, having previously served in executive leadership across a number of health care and managed care companies, including Coventry Healthcare, Principal Health Care and Blue Cross Blue Shield of Maryland. Mr. Soistman holds a B.S. in accounting and finance from Towson University and is a graduate of the Stanford University executive program. Mr. Soistman has nearly four decades of diverse experience in healthcare and managed care and brings a demonstrated ability to lead accelerated, profitable growth in the insurance space.
Aaron C. Tolson. Director. Aaron Tolson has served as a director since August 2021. Mr. Tolson has served as a principal and managing director of H.I.G. Capital, an alternative asset manager, since April 2014. Mr. Tolson also serves on the private company boards of General Datatech L.P., Buck Global LLC, Lionbridge Technologies, Inc., Sightpath Medical, Inc. and Badger Maps, Inc. Prior to joining H.I.G. Capital, Mr. Tolson was an investment professional at the private equity firms Summit Partners and American Securities. Mr. Tolson was also previously the co-founder and chief executive officer of a mobile enterprise software company. Mr. Tolson holds a B.S. in systems engineering from the U.S. Military Academy at West Point and an M.B.A. from the Stanford Graduate School of Business. Mr. Tolson brings to our board extensive experience as a private equity investor, focusing on investments in technology and business services.

Required Vote and Board of Directors Recommendation
The three candidates receiving the highest number of affirmative votes cast in person or by proxy at the Annual Meeting will be elected as directors to serve until their respective successors have been duly elected and qualified, subject to earlier resignation or removal.
The board of directors recommends a vote “FOR” election as directors each of the nominees set forth above.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors Not Standing for Election
The following paragraphs provide information as of the date of this proxy statement about our directors. Directors’ service terms expire at the Annual Meeting in the years set forth below. The information presented includes information each director has given us about his or her age, positions held, principal occupation and business experience for at least the past five years, and directorships of publicly-held companies for the past five years. We also describe the specific qualifications of each of our directors that contribute to the board’s effectiveness as a whole. We believe that all of our directors possess integrity, honesty, sound judgment, high ethical standards and a commitment of service to us.

Name	Age	Class	Position and Office Held with the Company	Year Term Expires
Andrea C. Brimmer(1)	56	II	Director	2023
Beth A. Brooke(2)	62	II	Director	2023
Randall S. Livingston(3)	68	II	Director	2023
Erin L. Russell(4)	48	III	Director	2024
Cesar M. Soriano(5)	54	III	Director	2024
Dale B. Wolf(6)	68	III	Chairperson of the Board	2024
_______________

(1)Ms. Brimmer serves as chairperson of the nominating and corporate governance committee and a member of the compensation committee of our board of directors.
(2)Ms. Brooke serves as chairperson of the government and regulatory affairs committee and as a member of the audit committee of our board of directors.
(3)Mr. Livingston serves as chairperson of the audit committee and as a member of the government and regulatory affairs committee of our board of directors.
(4)Ms. Russell serves as a member of the audit committee of our board of directors.
(5)Mr. Soriano serves as a member of the compensation committee of our board of directors.
(6)Mr. Wolf serves as chairperson of our board of directors and as a members of the nominating and corporate governance committee of our board of directors.
Continuing Directors
Andrea C. Brimmer. Director. Andrea Brimmer has served as a director since December 2018. Ms. Brimmer has served as enterprise chief marketing and public relations officer of Ally Financial Inc., a leading digital financial services company, since May 2015. Ms. Brimmer served as chief marketing officer of Ally Auto from 2010 to January 2015 and as marketing executive from 2007 to 2010. From 1988 to 2007, Ms. Brimmer held various marketing, business development and public relations positions at an advertising agency, Campbell-Ewald Advertising, including as executive vice president and account director. Ms. Brimmer holds a B.A. in advertising from Michigan State University. Ms. Brimmer brings to our board of directors her expertise in marketing, public relations and business development acquired in the course of serving as the chief marketing officer of a leading digital financial services company and as an executive at an advertising agency.
Beth A. Brooke. Director. Beth Brooke has served as a director since August 2019. In addition, Ms. Brooke serves as a member of the board of directors of the New York Times Company and on the private company boards of Beta Bionics, Inc. and Tricolor Holdings. She served as the global vice chair of public policy for EY (formerly Ernst & Young), a global professional services network, from 2007 to June 2019, and as EY Americas’ vice chair of public policy, sustainability and stakeholder engagement from 2001 to 2007. She was the global sponsor for EY’s diversity and inclusion efforts. Ms. Brooke also held various roles in strategy, corporate development and tax practice management at EY from 1981 to 2001. During the Clinton administration, Ms. Brooke served in the U.S. Department of the Treasury and was responsible for tax policy matters related to insurance and managed care, including working on healthcare and superfund legislative reform efforts. She holds a B.S. degree in industrial management/computer science with highest distinction from Purdue University, where she played intercollegiate basketball, and is a certified public accountant. Ms. Brooke brings to our board of directors extensive knowledge of accounting and policy matters including healthcare policy from over thirty years of service at EY and as a prominent, trusted voice on public policy matters for the accounting and auditing profession and has extensive strategy, corporate development and executive management expertise. She is a prominent LGBT+ corporate leader and also brings extensive experience around diversity, inclusion and social justice.
Randall S. Livingston. Director. Randall Livingston has served as a director since December 2008. Mr. Livingston has served as vice president for business affairs and chief financial officer of Stanford University since 2001 and as university liaison for Stanford Medicine and a board member of Stanford Health Care and Lucile Packard Children’s Hospital Stanford since October 2017. From 1999 to 2001, Mr. Livingston served as executive vice president and chief financial officer of OpenTV Corp., a provider of interactive television software and services. Mr. Livingston received a B.S. in mechanical engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Livingston serves as a member of the board of directors of Pacific Biosciences, Inc. and previously served as a member of the board of directors of Genomic Health, Inc. from 2004 to 2016. Mr. Livingston brings to our board of directors substantial financial expertise that includes extensive knowledge of the financial and operational issues facing large companies acquired in the course of serving as the chief financial officer of a major university, as a finance executive for several Silicon Valley companies and working with a major international management consulting firm.

Erin L. Russell. Director. Erin Russell has served as a director since July 2021. Ms. Russell has served as a member of the board of directors of Kadant Inc., a global supplier of engineered systems, since January 2019, and as a board member of Tivity Health Inc., a leading provider of healthy living, fitness and social engagement solutions, since March 2020. She has also served as an industry advisor of Starboard Value Acquisition Corporation, a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, since August 2020. Previously, she was a principal of Vestar Capital Partners, L.P., a private equity firm specializing in management buyouts, recapitalizations and growth equity investments, from August 2001 until April 2017. While at Vestar, Ms. Russell served on the boards of directors of a number of companies, including most recently as a director of DeVilbiss Healthcare LLC, a company that designs, manufactures and markets respiratory medical products, from 2012 until July 2015 and as a director of 21st Century Oncology Inc., a provider of state-of-the-art radiation therapy and integrated cancer treatments, from 2008 until September 2016. She also served as a director of DynaVox Inc., a communications device manufacturer, form 2004 until 2014. Ms. Russell is currently a member of the school advisory board of St. Thomas Aquinas Catholic School, where she has served since June 2018, and the advisory boards of McIntire School of Commerce and the Jefferson Scholars Foundation at the University of Virginia, where she has served since June 2016 and April 2008, respectively. Ms. Russell holds a B.S. in commerce, with a concentration in accounting, from the McIntire School of Commerce, University of Virginia and an M.B.A. from Harvard Business School. Ms. Russell brings to our board a high level of financial literacy and experience with capital and credit markets gained through working with a variety of private equity portfolio companies and from serving on the boards of directors of companies in the healthcare sector.
Cesar M. Soriano. Director. Cesar Soriano has served as a director since May 2021. Mr. Soriano has served as chief executive officer of Confie Corporation, a leading national personal lines insurance distributor, since August 2017. Mr. Soriano joined Confie Corporation in September 2016 as its chief strategy officer and subsequently served as its chief operating officer from November 2016 to July 2017 where he defined and led Confie’s stabilization, integration, innovation and growth plan. Mr. Soriano also served as president and chief executive officer of Interstate National Corporation, a provider of finance and insurance products and services, from 2011 to 2016. Mr. Soriano’s background also includes roles as chief executive officer and president of RSM McGladrey Financial Process Outsourcing Solutions, leader of business transformation at TravelClick, Inc., senior vice president, global operations at Bowne Corporation, vice president, reengineering and strategy at Dun and Bradstreet, and leadership roles at Xerox Corporation. Mr. Soriano started his career having served worldwide, including in Southwest Asia, as a military intelligence officer in the United States Army. Mr. Soriano holds a B.S. in electrical engineering and a M.S. in management information systems from the Florida Institute of Technology. Mr. Soriano identifies as Filipino and Spanish and offers his diversity of experience and background. Mr. Soriano brings to our board of directors over 20 years of experience driving key, tangible outcomes in leadership roles within financial, insurance and business services industries, including transformational leadership for companies that rely on online, telephonic and in-person sales operations.
Dale B. Wolf. Director. Dale Wolf has served as a director since August 2019 and our chairperson of the board since September 2021. Mr. Wolf served as president and chief executive officer of One Call Care Management, a provider of specialized solutions to the workers’ compensation industry, from January 2016 to February 2019 and as executive chairman from September 2015 to January 2016. Mr. Wolf also served as the president and chief executive officer of DBW Healthcare, Inc., a health care consulting company, from January 2014 to June 2018. Mr. Wolf served as the executive chairman of Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions, from December 2012 to July 2014. From 2005 to 2009, Mr. Wolf served as chief executive officer of Coventry Health Care, Inc. (acquired by Aetna, which was acquired by CVS), a diversified national health care company and issuer of health insurance plans, including Medicare Advantage plans, and served as the executive vice president, chief financial officer and treasurer of Coventry Health Care, Inc. from 1996 to 2005. Mr. Wolf holds a B.A. degree in mathematics from Eastern Nazarene College, completed the MIT Sloan School senior executive program and is a Fellow of the Society of Actuaries. Mr. Wolf serves as the chairman of the board of directors of Molina Healthcare, Inc. and as a member of the board of directors of AdaptHealth Corp. Mr. Wolf brings to our board of directors extensive knowledge of the managed care and health insurance industry and expertise in executive management, business and financial strategies.

Hudson Cooperation Agreement
Pursuant to the Hudson Cooperation Agreement, we agreed to, among other things, appoint Mr. Hass to the board of directors to serve as a Class I director with a term expiring at the Annual Meeting and to the strategy committee of our board of directors. We also appointed Mr. Hass to the compensation committee of our board of directors. Subject to the terms and conditions of the Hudson Cooperation Agreement, we agreed to cooperate in good faith with Hudson to agree on a second director (the “Second Director”) within 45 days of the date of the Hudson Cooperation Agreement, to serve as a Class III director with a term expiring at the 2021 Annual Meeting of Stockholders and to appoint the Second Director to at least one committee of the board of directors. We also agreed to nominate the Second Director for re-election at the Annual Meeting with a term expiring at our 2024 Annual Meeting of Stockholders. As a result of the cooperation between us and Hudson pursuant to the Hudson Cooperation Agreement, we identified Mr. Soriano as the Second Director and appointed Mr. Soriano to our board of directors to serve as a Class III director. We also appointed Mr. Soriano to the compensation committee of our board of directors. The Hudson Cooperation Agreement has expired by its terms.

Starboard Cooperation Agreement
Pursuant to an Agreement, dated May 12, 2021, by and among the Company, Starboard Value LP and certain of its affiliates (collectively, “Starboard”), which is included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2021 (the “Starboard Cooperation Agreement”), we also agreed to, among other things, appoint Erin L. Russell to our board of directors as a Class III director with a term expiring at our 2024 Annual Meeting of Stockholders and appoint Ms. Russell to the audit committee and strategy committee of our board of directors. In connection with the Starboard Cooperation Agreement, we agreed to appoint Ms. Brimmer as the chairperson of the nominating and corporate governance committee of our board of directors, effective upon the conclusion of our 2021 Annual Meeting of Stockholders, and to appoint an independent chairperson at our board of directors’ first regularly scheduled board of directors meeting following the Annual Meeting. The Starboard Cooperation Agreement has expired by its terms.

H.I.G. Investment Agreement
The H.I.G. Investment Agreement entitles H.I.G. to nominate one individual for election to our board of directors for so long as it continues to own at least 30% of the common stock issuable or issued upon conversion of the Series A preferred stock originally issued to it. The director designated by H.I.G. is also entitled to serve on committees of our board of directors, subject to applicable law and stock exchange rules. H.I.G. nominated Aaron C. Tolson to our board of directors. Mr. Tolson was appointed to our board of directors as a Class I director in August 2021, and currently serves as the chairperson of the compensation committee and as a member of the nominating and corporate governance committee, equity incentive committee and government and regulatory affairs committee of the board of directors. In addition, if we fail to maintain certain levels of commissions receivable and liquidity, H.I.G. will be entitled to nominate one additional director, and the consent of H.I.G. will be required to approve our annual budget, hire or terminate certain key executives and incur certain indebtedness as outlined in the H.I.G. Investment Agreement.

Board Independence
The board of directors has determined that each of its current directors and director nominees, except Mr. Soistman, is independent within the meaning of the Nasdaq Stock Market director independence standards, as currently in effect.
Board of Directors Meetings
The board of directors held 24 meetings during 2021. Each of our directors serving on the board of directors during 2021 attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served. The independent members of our board of directors meet in executive session without management present on a regular basis.
Committees of the Board of Directors
Our board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee, a government and regulatory affairs committee, and an equity incentive committee, each of which has the composition and responsibilities described below. Each committee acts pursuant to a written charter approved by the board of directors. During 2021, our board of directors also had a strategy committee. Our board of directors terminated the strategy committee in March 2022. From time to time, our board of directors also appoints ad hoc committees such as the financing committee to facilitate decision-making. The charters for the audit committee, compensation committee and nominating and corporate governance committee are available in the “Investor Relations” section of our corporate website at www.ehealth.com.
Audit Committee. The current members of our audit committee are Mses. Brooke and Russell and Mr. Livingston. Mr. Livingston is the chairperson of the audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of the Nasdaq Stock Market and the Securities and Exchange Commission for audit committee membership. Our board of directors has also determined that each audit committee member meets the financial sophistication requirements of the Nasdaq Stock Market and that each of Mses. Brooke and Russell and Mr. Livingston is an “audit committee financial expert” as defined in Securities and Exchange Commission rules. The audit committee held ten meetings during 2021.

Among other duties, our audit committee:
•appoints a firm to serve as independent accountant to audit our financial statements;
•discusses the scope and results of the audit with the independent accountant and reviews with management and the independent accountant our interim and year-end operating results;
•reviews the adequacy of our internal accounting controls and audit procedures;
•approves (or, as permitted, pre-approves) all audit and non-audit services to be performed by the independent accountant; and
•prepares the report that the Securities and Exchange Commission requires in our annual proxy statement.
The audit committee has the sole and direct responsibility for appointing, retaining and approving the compensation of our independent accountant and for overseeing that firm’s work. All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent accountant are approved in advance by our audit committee.
Compensation Committee. The current members of our compensation committee are Ms. Brimmer and Messrs. Hass, Soriano and Tolson. Mr. Tolson is the chairperson of the compensation committee. Our board of directors has determined that each member of our compensation committee meets the applicable requirements for independence of the Nasdaq Stock Market and the Securities and Exchange Commission. The purpose of our compensation committee is to assist our board of directors in determining the compensation of our executive officers and directors. The compensation committee held seven meetings during 2021.
Among other duties, our compensation committee:
•establishes the corporate goals and objectives that pertain to the variable compensation of our chief executive officer;
•evaluates our chief executive officer’s performance;
•determines our chief executive officer’s compensation, based on the committee’s evaluation of his or her performance and other relevant criteria;
•determines, in consultation with our chief executive officer, the compensation of our executive officers other than the chief executive officer;
•makes recommendations to our board of directors regarding the compensation of members of our board of directors;
•makes recommendations to our board of directors regarding adopting or amending equity incentive plans (including changes in the number of shares reserved for issuance thereunder);
•reviews and makes recommendations to our board of directors with respect to incentive compensation and equity plans;
•administers our equity incentive plans and may delegate to another committee of our board of directors the concurrent authority to make awards under our equity incentive plans to individuals other than executive officers;
•reviews and discusses with management the compensation discussion and analysis to be included in our proxy statement or annual report and issues any compensation-related report required by the Securities and Exchange Commission to be included in our proxy statement or annual report; and
•assesses risks relating to compensation plans and arrangements.

The compensation committee may, to the extent permitted under applicable law, the rules of the Nasdaq Stock Market, the Securities and Exchange Commission and the Internal Revenue Code (the “Code”), and our certificate of incorporation and bylaws, form and delegate authority to subcommittees when appropriate.
Nominating and Corporate Governance Committee. The current members of our nominating and corporate governance committee are Ms. Brimmer and Messrs. Tolson and Wolf. Ms. Brimmer is the chairperson of the nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the applicable requirements for independence of the Nasdaq Stock Market. The nominating and corporate governance committee held seven meetings during 2021.
Among other duties, our nominating and corporate governance committee:
•identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;
•conducts searches for appropriate members of the board of directors;
•oversees the evaluation of the performance of our board of directors and of individual directors, including conducting annual written and/or oral evaluations with external counsel and offering director continuing education opportunities; and
•reviews developments in corporate governance practices and makes recommendations to the board of directors concerning corporate governance matters.
Since the termination of the strategy committee in March 2022, the nominating and corporate governance committee also oversees our strategy relating to environmental, social and governance matters.
Government and Regulatory Affairs Committee. The current members of our government and regulatory affairs committee are Ms. Brooke and Messrs. Livingston and Tolson. Ms. Brooke is the chairperson of the government and regulatory affairs committee. The government and regulatory affairs committee held four meetings during 2021.
Among other duties, our government and regulatory affairs committee:
•reviews our goals and objectives relating to the governmental affairs, regulatory, public policy and political developments impacting our business;
•provides insight and awareness to the board of directors on emerging issues relating to political and regulatory development at the federal and state levels, and the practical impact to us of such developments; and
•assists in the preparation of our response to any unusual situation or crisis relating to a regulatory or political development.
Equity Incentive Committee. The current members of our equity incentive committee are Messrs. Soistman and Tolson. The equity incentive committee has the authority to grant equity-based awards within certain guidelines approved by the board of directors to employees and consultants who are not our executive officers or directors. Equity awards may be granted by the equity incentive committee in accordance with the terms and conditions of the committee’s charter and the Equity Award Policy (see description below) adopted by our board of directors. The equity incentive committee did not meet in 2021 because our compensation committee fulfilled the functions and responsibilities of the equity incentive committee during 2021.
Strategy Committee. Our board of directors had a strategy committee in 2021. Mses. Brimmer, Brooke and Russell, and Messrs. Goldberg, Hass and Tolson served as members of the strategy committee during 2021. The strategy committee held five meetings during 2021. Our board of directors terminated the strategy committee in March 2022 and the full board now oversees our business strategy, including strategic transactions.
Non-Employee Director Compensation
Cash Compensation
For their service in 2021, our non-employee directors received cash compensation in accordance with the amounts set forth in the table below. More detail relating to the payments is set forth in the footnotes to the table under “2021 Director Compensation” below. Our non-employee directors receive no compensation on a per-meeting basis, but are entitled to reimbursement of business, travel and related expenses incurred in connection with their attendance at board of directors and committee meetings.

Board of Directors Cash Compensation	Fees
Non-Employee Board Member Annual Retainer	$50,000
Chairperson of the Board Additional Annual Retainer	50,000
Lead Independent Director Additional Annual Retainer	35,000
Committee Chairperson Annual Retainers
Audit Committee	25,000
Compensation Committee	15,000
Nominating and Corporate Governance Committee	10,000
Government and Regulatory Affairs Committee	10,000
Strategy Committee	15,000
Non-Chair Committee Member Annual Retainers
Audit Committee	10,000
Compensation Committee	7,500
Nominating and Corporate Governance Committee	5,000
Government and Regulatory Affairs Committee	5,000
Strategy Committee	7,500
Equity Compensation
Pursuant to the Equity Plan, as amended, our board of directors approved a program of automatic equity award grants for non-employee directors on the terms specified below:
•Initial Equity Grants. Each non-employee director who first becomes a member of our board of directors receives a one-time grant of time-based restricted stock units with a value of $200,000, based on the 20-day volume-weighted average trading price of eHealth common stock prior to the date of grant. These initial equity award grants occur when the director takes office. A director who previously was employed by us is not eligible for this grant. The restricted stock units vest annually over four years from the date of grant, subject to the director’s continued service with us.
•Annual Equity Grants. Each non-employee director continuing service on our board of directors also receives, on the date of each annual stockholders’ meeting, an annual grant of restricted stock units with a value of $200,000, based on the 20-day volume-weighted average trading price prior to the date of grant. The restricted stock units vest as to 100% of the shares subject to the grant on the day prior to our annual stockholder meeting, approximately one year following the grant date, subject to the director’s continued service with us. A new director will not receive the initial grant and an annual grant in the same calendar year. A non-employee director who was previously employed by us is eligible for these annual grants.

•Equity awards granted to non-employee directors under the Equity Plan will become fully vested upon a change in control of eHealth.
Our compensation committee works with its compensation consultant to review director compensation at peer companies, and our board of directors takes this information into account in setting the levels of director compensation. In connection with the appointment of Mr. Wolf as the chairperson of our board of directors in September 2021, our board of directors approved an additional annual cash retainer compensation of $50,000 for the chairperson. The board of directors also granted an additional award of restricted stock units to Mr. Wolf as further described in the section entitled “2021 Director Compensation” of this proxy statement.
Stock Ownership Guidelines
Our board of directors has approved stock ownership guidelines for our non-employee directors. In September 2020 and April 2021, our compensation committee amended our stock ownership guidelines to simplify the stock ownership requirement so that it applies to new and existing directors equally and to permit the compensation committee to waive the stock ownership requirement pursuant to any agreement with any of our investors or stockholders approved by our board of directors. Pursuant to the amended stock ownership guidelines, each non-employee director is expected to accumulate and hold a number of shares of our common stock with a value equal to five times their annual retainer for service on the board of directors (not including retainers for serving as members or as chairs of committees of the board of directors, or for serving in the role of the chairperson or the lead independent director) and to maintain this minimum amount of stock ownership during the director’s tenure on the board of directors. Based on our current board member annual retainer, non-employee directors are expected to hold a number of shares of our common stock with a value equal to $250,000. Non-employee directors are expected to achieve the applicable level of ownership by June 30 following their fourth anniversary of joining the board of directors. As of the date of this proxy statement, each non-employee director who has served on our board of directors for more than four years has met the requisite stock ownership requirements.
The following equity holdings qualify towards satisfaction of the stock ownership guidelines: (i) shares directly owned by the non-employee director or his or her immediate family members; (ii) shares held in trust, limited partnerships or similar entities for the benefit of the non-employee director or his or her immediate family members; (iii) shares subject to restricted stock units or other full-value awards have vested, but for which the non-employee director has elected to defer settlement of the award to a date beyond the date of vesting; (iv) shares subject to restricted stock units or other full-value awards that are unvested and for which the only requirement to earn the award is continued service to the company for which the non-employee director has elected to defer the settlement of the award to a date beyond the date of vesting and (v) shares subject to stock options and stock appreciation rights that are vested and in the money.
Non-employee directors are not required to purchase shares on the open market in order to comply with the guidelines. In the event the applicable guideline is not achieved with respect to any non-employee director by the applicable deadline, the non-employee director will be required to retain an amount equal to 75% of the net shares received as a result of the exercise of the company’s stock options or stock appreciation rights or the vesting of restricted stock units or other full-value awards until the applicable guideline has been achieved. Net shares are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes. Under certain limited circumstances, the guidelines may be waived by our compensation committee at its discretion.
2021 Director Compensation
The following table summarizes compensation that our directors earned during 2021 for service on our board of directors and any applicable committee(s) thereof:

Name	Fees Earned in Cash	Stock Awards(1)	Total
Andrea C. Brimmer(2)	$72,500	$188,106	$260,606
Beth A. Brooke(3)	77,500	188,106	265,606
Scott N. Flanders(4)	—	—	—
Michael D. Goldberg(5)	72,500	188,106	260,606
A. John Hass(6)	47,917	198,684	246,601
Randall S. Livingston(7)	80,000	188,106	268,106
Jack L. Oliver, III(8)	53,750	—	53,750
Erin L. Russell(9)	33,750	196,164	229,914
Aaron C. Tolson(10)	—	—	—
Francis S. Soistman(11)	—	—	—
Cesar M. Soriano(12)	38,333	189,471	227,804
Dale B. Wolf(13)	78,750	281,826	360,576
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(1)Amounts shown do not reflect compensation actually received. Amounts shown reflect the grant date fair value of the restricted stock units granted in 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). Our accounting policies regarding equity compensation and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reflected in this table are less than $200,000 due to using a 20-day volume-weighted average trading price prior to the date of grant to convert the dollar value into a number of restricted stock units that are subject to the award.
(2)Ms. Brimmer earned $50,000 as a non-employee member of the board of directors, $7,500 for her position as a member of the compensation committee, $2,500 for her position as a member of the nominating and corporate governance committee, $5,000 for her position as chairperson of the nominating and corporate governance committee and $7,500 for her position as a member of the strategy committee.
(3)Ms. Brooke earned $50,000 as a non-employee member of the board of directors, $10,000 for her position as a member of the audit committee, $10,000 for her position as chairperson of government and regulatory affairs committee and $7,500 for her position as a member of the strategy committee.
(4)Mr. Flanders did not receive any compensation for his services as a member of our board of directors. Mr. Flanders’ compensation for his services as our chief executive officer is disclosed in Executive Compensation, Say-On-Pay, Independence of Advisors—2021 Summary Compensation Table. Mr. Flanders resigned from our board of directors effective October 31, 2021.
(5)Mr. Goldberg earned $50,000 as a non-employee member of the board of directors, $5,000 for his position as a member of the audit committee, $2,500 for his position as a member of the government and regulatory affair committee and $15,000 for his position as chairperson of the strategy committee. Mr. Goldberg resigned from our board of directors effective December 31, 2021.
(6)Mr. Hass earned $41,667 as a non-employee member of the board of directors and $6,250 for his position as a member of the strategy committee. Mr. Hass was appointed to our board of directors effective March 10, 2021.
(7)Mr. Livingston earned $50,000 as a non-employee member of the board of directors, $5,000 for his position as a member of the government and regulatory affairs committee and $25,000 for his position as chairperson of audit committee.
(8)Mr. Oliver earned $25,000 as a non-employee member of the board of directors, $17,500 for his position as lead independent director of the board of directors, $3,750 for his position as a member of the compensation committee, $2,500 for his position as member of the government and regulatory affairs committee and $5,000 for his position as chairperson of the nominating and corporate governance committee. Mr. Oliver's term as a member of our board of directors expired at our 2021 Annual Meeting of Stockholders held on June 30, 2021, and he did not stand for re-election.
(9)Ms. Russell earned $25,000 as a non-employee member of the board of directors, $5,000 for her position as a member of the audit committee and $3,750 for her position as a members of the strategy committee. Ms. Russell was appointed to our board of directors effective July 21, 2021.
(10)Mr. Tolson waived his cash and equity compensation for his service as a non-employee member of the board of directors until further notice to the Company.
(11)Mr. Soistman does not receive any compensation for his services as a member of our board of directors. Mr. Soistman’s compensation for his services as our chief executive officer is disclosed in Executive Compensation, Say-On-Pay, Independence of Advisors—2021 Summary Compensation Table.
(12)Mr. Soriano earned $33,333 as a non-employee member of the board of directors and $5,000 for his position as a member of the compensation committee. Mr. Soriano was appointed to our board of directors effective May 6, 2021.

(13)Mr. Wolf earned $50,000 as a non-employee member of the board of directors, $12,500 for his position as chairperson of the board of directors, $11,250 for his position as chairperson of the compensation committee and $5,000 for his position as a member of the nominating and corporate governance committee.
All of our non-employee directors have received restricted stock units under the Equity Plan in connection with their service as members of our board of directors. The table below summarizes the outstanding unvested restricted stock units held by our non-employee directors as of December 31, 2021. Certain of our directors have elected to defer settlement of vested restricted stock units pursuant to the terms of a deferral election. The vested restricted stock units are not included in the table below but are reflected in the table and related footnotes under “Security Ownership of Certain Beneficial Owners and Management.”

			Number of Securities Underlying Equity Awards
Director	Grant Date	Type of Award	Number of Shares Subject to Restricted Stock Units Originally Granted	Shares Subject to Outstanding and Unvested Restricted Stock Units as of December 31, 2021
Andrea C. Brimmer	12/21/2018 6/30/2021	Restricted Stock Units(1) Restricted Stock Units(2)	4,067 3,221	1,017 3,221
Beth A. Brooke	8/28/2019 6/30/2021	Restricted Stock Units(1) Restricted Stock Units(2)	1,460 3,221	730 3,221
Michael D. Goldberg	6/30/2021	Restricted Stock Units(2)	3,221	—
A. John Hass	3/10/2021	Restricted Stock Units(2)	3,553	3,553
Randall S. Livingston	6/30/2021	Restricted Stock Units(2)	3,221	3,221
Jack L. Oliver, III			—	—
Erin L. Russell	7/21/2021	Restricted Stock Units(2)	3,374	3,374
Aaron C. Tolson(3)			—	—
Cesar M. Soriano	5/6/2021	Restricted Stock Units(2)	2,876	2,876
Dale B. Wolf	8/2/2019 6/30/2021 9/24/2021	Restricted Stock Units(1) Restricted Stock Units(2) Restricted Stock Units(4)	1,533 3,221 2,408	767 3,221 2,408
_______________
(1)Restricted stock units vest as to 25% of the shares subject to the grant on each anniversary of the grant date.
(2)Restricted stock units vest as to 100% of the shares subject to the grant on the day prior to our annual stockholder meeting approximately one year following the grant date.
(3)Mr. Tolson has waived his cash and equity compensation for his service as a non-employee member of the board of directors until further notice to the Company.
(4)Restricted stock units vest as to 100% of the shares subject to the grant on September 10, 2022.
Executive Officers
The following table sets forth our current executive officers and their ages and the positions they held as of the date of this proxy statement.

Name	Age	Title
Francis S. Soistman	65	Chief Executive Officer and Director
Christine A. Janofsky	44	Senior Vice President, Chief Financial Officer
Robert S. Hurley	62	Interim Chief Revenue Officer
Phillip A. Morelock	45	Chief Digital Officer
Roman V. Rariy	50	Chief Operating Officer and Chief Transformation Officer
Information pertaining to Mr. Soistman, who is both a director and an executive officer of the Company, may be found in the section above entitled “Nominees for Class I Directors.”.

Christine A. Janofsky. Senior Vice President, Chief Financial Officer. Christine Janofsky has served as our senior vice president, chief financial officer since September 2021. Prior to joining us, Ms. Janofsky served as senior vice president and chief accounting officer of Lincoln Financial Group, a company that operates multiple insurance and retirement businesses through subsidiary companies, from April 2016 to September 2021. Prior to joining Lincoln Financial Group, Ms. Janofsky served as vice president of finance at Fidelity & Guaranty Life Insurance and in various senior finance leadership roles, including associate vice president and controller of enterprise reporting, with Nationwide Insurance. Ms. Janofsky also held several leadership roles at Limited Brands, Inc. and Pricewaterhouse Coopers. Ms. Janofsky is a certified public accountant and holds dual B.S. degrees in computer accounting and business information systems from Villa Julie College (now Stevenson University).
Robert S. Hurley. Interim Chief Revenue Officer. Bob Hurley has served as interim chief revenue officer since February 2022. Previously, Mr. Hurley served as our president, carrier and business development from January 2018 to March 2020 and as executive advisor from March 2020 to January 2022. Mr. Hurley also served as our president, Medicare products from October 2016 to January 2018 and our executive vice president of sales and operations from November 2015 to October 2016. Prior to that, Mr. Hurley served as our senior vice president of sales and operations from March 2011 to November 2015, our senior vice president of carrier relations from May 2007 to March 2011 and our vice president of strategic initiatives from September 2003 to May 2007. From April 1999 to September 2003, Mr. Hurley was responsible for our customer care and enrollment functions. Prior to joining us, Mr. Hurley served as an associate vice president of sales and operations for the consumer business segment at Health Net, Inc., a managed healthcare company, and in various leadership roles at Foundation Health, a California health plan. Mr. Hurley holds a B.A. degree in law and society from the University of California, Santa Barbara.
Phillip A. Morelock. Chief Digital Officer. Phillip Morelock has served as our chief digital officer since December 2019. Mr. Morelock previously served as our chief product officer from July 2018 to December 2019. Prior to joining us, Mr. Morelock served as the vice president of product for TYT Network, an online news network, from September 2017 to July 2018. He also served as chief digital officer and chief product officer for Playboy Enterprises, Inc., a lifestyle brand and media company, from January 2014 to January 2017. Mr. Morelock was the chief product officer of SpiritClips, LLC, a video subscription company, which was later renamed Hallmark Labs after being acquired by Hallmark, from June 2013 to January 2014. Mr. Morelock was the vice president of technology at The Walt Disney Company from September 2010 to November 2012. Previously, at IAC, a media and Internet company, Mr. Morelock served as senior director of engineering and business intelligence for the Citysearch business from July 2005 to June 2007 and as director of operations from March 2003 to July 2005 for the Evite business unit. Mr. Morelock holds a B.A in political science from the University of Southern California.
Roman V. Rariy. Chief Operating Officer and Chief Transformation Officer. Roman Rariy has served as our chief operating officer and chief transformation officer since March 2022. Prior to joining us, Mr. Rariy served as chief transformation officer of Lionbridge, a company that delivers translation and localization solutions, from March 2020 to February 2022. At Lionbridge, Mr. Rariy created and directed successful enterprise-wide initiatives focused on the organization and technology operations. Prior to joining Lionbridge, Mr. Rariy served as head of operations and chief operating officer at the Kraft Heinz Company for Australia and New Zealand from January 2017 to July 2019, and served in the same capacity for China from February 2015 to December 2016. Mr. Rariy holds an M.B.A. in healthcare management from the Wharton School of the University of Pennsylvania and a Ph.D. in chemistry from the Lomonosov Moscow State University.

Corporate Governance Matters
Code of Business Conduct
Our board of directors has adopted a code of business conduct (the “Code of Business Conduct”), which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Business Conduct is available in the “Investor Relations” section of our corporate website at www.ehealth.com.
Corporate Governance Guidelines
Our board of directors has adopted guidelines on significant corporate governance issues (“corporate governance guidelines”) that address the role and composition of, and policies applicable to, the board of directors. The nominating and corporate governance committee annually reviews our corporate governance guidelines and reports any recommendations regarding amendment thereof to our board of directors. Our corporate governance guidelines were last amended in March 2022 and are available in the “Investor Relations” section of our corporate website at www.ehealth.com.
Equity Award Policy
Our board of directors adopted an equity award policy in November 2006, which was amended and restated in December 2021. The policy provides that:
•Our compensation committee may grant equity awards to our directors, officers, employees or consultants;
•Our equity incentive committee may grant equity awards to our employees or consultants, subject to the limitations that (i) the recipient has not already received an equity award from us, (ii) the recipient is not an officer or member of our board of directors, and (iii) the equity incentive committee may not grant options to purchase shares of our common stock or stock appreciation rights for more than a number of shares (determined by dividing $1,500,000 by the closing price of our common stock on the trading date prior to the approval date of our equity incentive committee) per grantee, and may not grant restricted stock or restricted stock units for more than a number of shares (determined by dividing $900,000 by the closing price of our common stock on the trading date prior to the approval date of our equity incentive committee) per grantee, unless the compensation committee approves a revised limit;
•Our compensation committee will approve grants of equity awards (i) to new hires or to recently promoted employees at the first compensation committee meeting on or after the employee’s first day of employment or the day of the employee’s promotion and (ii) to existing directors, officers, employees or consultants (other than recently promoted employees) at the first regularly scheduled compensation committee meeting in a calendar quarter;
•For accounting, tax and securities law purposes, all awards are effective on the “date of grant,” which is the later of (i) the 10th business day after the date when the applicable committee approved the awards or (ii) the first business day of the following month after the applicable committee approved the awards; and
•The exercise price of all options and stock appreciation rights is required to be equal to or greater than the closing price of our common stock on the date of grant.

Insider Trading Compliance Program
Our board of directors adopted an insider trading compliance program in August 2006, which was last amended and restated in March 2019. The program prohibits trading of our securities based on material, nonpublic information regarding our company and applies to members of our and our subsidiaries’ boards of directors, employees and consultants, including our executive officers, and, in each case, members of their immediate families, other family members who live in their same household and any other family member whose securities transactions they direct (collectively, the “Insiders”). The Insiders are generally prohibited from, among other things, trading on material, nonpublic information, holding our securities in a margin account or pledging our securities as collateral for a loan, “tipping,” trading during our trading blackout periods, conducting short sales of our securities, trading in derivative securities (e.g., “puts,” “calls,” or other similar hedging instruments) relating to our securities, placing open orders with brokers in violation of the program, and disclosing nonpublic information relating to our company and our subsidiaries, including in any internet bulletin board or forum.
Consideration of Director Nominees
Stockholder Recommendations and Nominations. The policy of our board of directors is to consider recommendations for director candidates from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation. Our board of directors has established the following procedures by which these stockholders may submit recommendations regarding director candidates:
•To recommend a candidate for election to the board of directors, a stockholder meeting the criteria set forth above must notify the nominating and corporate governance committee by writing to our general counsel at the following address:
General Counsel (Director Recommendation)
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
•The stockholder’s notice is required to set forth the following information:
•the candidate’s name and home and business contact information;
•detailed biographical data and relevant qualifications of the candidate;
•a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership set forth below;
•information regarding any relationship between the candidate and us;
•the candidate’s written consent to be named in our proxy statement and proxy if selected, and to serve on our board of directors if elected;
•evidence of the required ownership of common stock by the recommending stockholder; and
•other information that the stockholder believes is relevant in considering the candidate.
A stockholder that instead desires to nominate a person directly for election to the board of directors at an annual meeting of stockholders must meet applicable requirements, including the deadlines and other requirements set forth in our bylaws.
Director Qualifications. Our board of directors believes that it is necessary for each of our directors to possess many qualities, skills and attributes. The nominating and corporate governance committee is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and attributes required of members of our board of directors in the context of the current make-up of our board of directors. According to our corporate governance guidelines, the nominating and corporate governance committee will consider the following in connection with its evaluation of director candidates:
•the current size, composition and organization of the board of directors and the needs of the board of directors and its committees;
•such factors as character, integrity, judgment, diversity of experience, race and gender, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments; and
•such other factors as the nominating and corporate governance committee may consider appropriate.
The minimum qualifications and skills that each director should possess include (i) strong professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest and (iii) the ability to assist with and make significant contributions to our success. Our board of directors and nominating and corporate governance committee review and assess the continued relevance of and emphasis on these factors as part of the board's annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy our goal of creating and sustaining a board of directors that can appropriately support and oversee the Company’s activities. Our board of directors and nominating and corporate governance committee believe that it is important that our directors represent diverse viewpoints and consider diversity of experience, skills, background, race and gender in their evaluation of director candidates. During the past four years, our board of directors have added three women directors, including one who is a member of the LGBT+ community, and one director who self-identifies as Asian and Hispanic.
The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weight or priority to any of these factors.
Identification and Evaluation of Nominees for Director. The nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates for election to our board of directors and candidates for filling vacancies on our board of directors that may occur between annual meetings of our stockholders. The nominating and corporate governance committee may consider bona fide candidates from all relevant sources, including current board members, professional search firms and other persons. The nominating and corporate governance committee will also consider bona fide director candidates recommended by stockholders pursuant to the requirements set forth above. The nominating and corporate governance committee is responsible for evaluating director candidates in light of the board of directors membership criteria described above, based on all relevant information and materials available to the nominating and corporate governance committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.
Stockholder Communication with Directors
The board of directors believes that stockholders should have an opportunity to communicate with the board of directors. Any communication from a stockholder to the board of directors generally or to a particular director should be in writing and should be delivered to our general counsel at our principal executive offices. Each such communication should set forth (i) the name and address of the stockholder, as they appear on our books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of our stock that are owned of record by the record holder and beneficially by such beneficial owner. Our general counsel will monitor these communications. The general counsel will, in consultation with appropriate directors as necessary, generally screen out communications from stockholders that are (i) solicitations for products and services,

(ii) matters of a personal nature not relevant for stockholders or (iii) matters of a type that render them improper or irrelevant to the functioning of the board of directors and us. Summaries of appropriate communications will be provided to the board of directors at each regularly scheduled meeting of the board of directors. The board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, the general counsel may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or an individual director and may consult our independent advisors or management regarding the communication. The general counsel may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary.
The procedures described above do not apply to communications to non-employee directors from our officers or directors who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Attendance at Annual Meeting of Stockholders
The board of directors encourages directors to attend our annual meetings of stockholders. All of our then-current directors, except Michael D. Goldberg and A. John Hass, attended the annual meeting of stockholders held June 30, 2021.
Compensation Committee Interlocks and Insider Participation
The directors who were members of our compensation committee during part or all of 2021 were Andrea C. Brimmer, Jack L. Oliver, Cesar M. Soriano, Aaron C. Tolson and Dale B. Wolf. None of the current or past members of our compensation committee has at any time been an officer or employee of ours while serving on the committee. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Board Leadership Structure
Our corporate governance guidelines provide that the board of directors should be free to choose a chairperson of the board and/or a lead independent director in any way it deems best for the company at a given point in time. Our board of directors recognizes that no single leadership model is right for all companies at all times and periodically reviews its leadership structure as a result. Dale B. Wolf, an independent director, was appointed as chairperson of the board of directors in September 2021. The chairperson of our board of directors has the following responsibilities:
•develop the agendas for all meetings of the board of directors with the chief executive officer; and
•call special meetings of the independent directors, develop agendas for such meetings and chair all meetings of independent directors.
Accordingly, the chairperson of our board of directors has the ability to shape the work of our board of directors. Our board of directors believes that our current leadership structure promotes the independence of our board of directors in its oversight of our business affairs and facilitates information flow between management and our board of directors.

Risk Oversight
The board of directors takes an active role, as a whole and at the committee level, in overseeing management of the company’s risks. Our management keeps the board of directors apprised of significant risks facing the company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full board of directors; regulatory risks are overseen by the government & regulatory affairs committee of the board of directors; financial and cybersecurity risks are overseen by the audit committee of the board of directors; risks relating to compensation plans and arrangements are overseen by the compensation committee of the board of directors; and risks associated with director independence and potential conflicts of interest and environmental, social and governance matters are overseen by the nominating and corporate governance committee of the board of directors. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full board of directors or the appropriate committee. The board of directors and its committees have been providing oversight of our response to the COVID-19 pandemic, including monitoring key areas of risk and impact with regard to our operations, such as health and safety priorities, cybersecurity and personnel management, among other items. In addition, our chairperson of the board of directors promotes communication and consideration of matters presenting significant risks to us through his role in contributing to meetings of our board of directors and acting as a conduit between our independent directors and our chief executive officer on sensitive issues.
Environmental, Social and Governance ("ESG")
During 2021, we published our inaugural Sustainability Report, which marked the beginning of our ESG journey as we made a company-wide commitment to a stronger focus on our long-term ESG opportunities and risks while also embedding them into our corporate strategy. Our report and future strategy are informed by an internal materiality assessment, and relevant topics identified through third-party reporting frameworks including Sustainability Accounting Standards Board, Global Reporting Initiative, and the United Nations Sustainable Development Goals. We are dedicated to making a difference in the lives of consumers, for our associates, partners and shareholders, and society. For further information about our ESG initiatives and achievements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2021 and the Sustainability Report available on our investor relations website.
Board Diversity
Our board of directors has strong business experience, relevant leadership skills and diversity among its membership. After the Annual Meeting, if our director nominees are elected as recommended by our board of directors, we expect eight of nine directors will be independent and four of nine directors will be gender or ethnically diverse.
The members of our board of directors represent a diverse perspective. The board currently is made up of nine members and has always included a majority of independent directors. A matrix showing the diversity of our board of directors is as follows:

Board Diversity Matrix (as of May 2, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	6	—	—
Number of Directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	1
Did not Disclose Demographic Background	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the Record Date, as to shares of common stock and Series A preferred stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock or Series A preferred stock, (ii) each of our directors and nominees, (iii) each of our executive officers named under “Executive Compensation, Say-on-Pay, Independence of Advisors—2021 Summary Compensation Table” (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group. The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information furnished by the respective individuals or entities, as the case may be.
Applicable percentage ownership is based on 26,835,670 shares of common stock outstanding as of the Record Date and 2,250,000 shares of Series A preferred stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding (i) shares of common stock subject to options held by that person that were exercisable on or within 60 days after the Record Date and (ii) shares of common stock issuable upon the vesting of restricted stock units within 60 days after the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The percentage of voting power shown in the table below is based on 26,835,670 shares of common stock outstanding as of the Record Date and 2,250,000 shares of Series A preferred stock that are entitled to vote as a single class with the common stock as of the Record Date. For additional information regarding the voting rights of the Series A preferred stock, including the calculation of the number of votes that each holder of Series A preferred stock is entitled to, please see the Certificate of Designations previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock and Series A preferred stock that they beneficially own, subject to applicable community property laws.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Total Voting Power
5% Stockholders
Echelon Health SPV, LP (2) 1450 Brickell Avenue, 31st Floor Miami, FL 33131	—	—	2,250,000	100.0%	11.3%
Entities affiliated with BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10022	3,954,778	14.7%	—	—	13.1%
Starboard Value LP (4) 777 Third Avenue New York, NY 10017	2,243,117	8.4%	—	—	7.4%
Ruffer, LLP (5) 245 Summer Street Boston, MA 02210	2,035,443	7.6%	—	—	6.7%
The Vanguard Group (6) 100 Vanguard Blvd. Malvern, PA 19355	1,967,125	7.3%	—	—	6.5%
Palo Alto Investors, L.P.(7) 470 University Avenue Palo Alto, CA 94301	1,615,570	6.0%	—	—	5.3%

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned*	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Total Voting Power
Named Executive Officers, Directors and Director Nominees
Francis S. Soistman(8)	6,530	*	—	—	*
Christine A. Janofsky	—	*	—	—	*
Phillip A. Morelock(9)	20,544	*	—	—	*
Scott N. Flanders(10)	687,033	3%	—	—	*
Derek N. Yung(11)	25,518	*	—	—	*
Timothy C. Hannan(12)	28,369	*	—	—	*
John Pierantoni	217	*	—	—	*
Andrea C. Brimmer(13)	10,124	*	—	—	*
Beth A. Brooke(14)	6,582	*	—	—	*
A. John Hass	11,889	*	—	—	*
Randall S. Livingston(15)	46,778	*	—	—	*
Erin L. Russell	4,323	*	—	—	*
Cesar M. Soriano(16)	719	*	—	—	*
Aaron C. Tolson	—	—	—	—	—
Dale B. Wolf(17)	72,618	*	—	—	*
All named executive officers, executive officers, directors and director nominees, as a group (17 persons)(18)	955,057	3%			1%
_______________
*    Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)Unless otherwise indicated, the address for each beneficial owner is c/o eHealth, Inc., 2625 Augustine Drive, Second Floor, Santa Clara, CA 95054.
(2)2,250,000 shares of Series A preferred stock are held directly by Echelon Health SPV, LP (“Echelon LP”). The shares of Series A preferred stock are convertible into shares of common stock at the option of the holder at any time. The Series A preferred stock will be convertible into shares of common stock at a conversion rate that will initially be equal to (i) the Accrued Value (as defined below) plus accrued and unpaid payable in kind dividends that have not yet been added to the Accrued Value, divided by, (ii) the conversion price as of the conversion date. As of the Record Date, the conversion price is equal to $79.5861. “Accrued Value” means, as of any date, with respect to any shares of Series A preferred stock, the sum of $100 per share plus, on June 30 and December 31 of each year and on a cumulative basis, all accrued payable in kind dividends on such share that have not previously been added to the Accrued Value. The conversion price is subject to further adjustment in the future pursuant to the terms of the Certificate of Designations. There are certain conditional share caps on the number of shares issuable upon conversion of the Series A preferred stock that are set forth in the Certificate of Designations. Echelon Health SPV GP, LLC, a Delaware limited liability company (“Echelon GP”), is the general partner of Echelon LP. H.I.G and Echelon, LP, a Delaware limited partnership (“Holdco”), is the sole member of Echelon LP. H.I.G. Middle Market LBO Fund III, L.P., a Delaware limited partnership (“Middle Market LBO III”), is the controlling interest holder of Holdco and Echelon GP. H.I.G. Middle Market Advisors III, LLC, a Delaware limited liability company (“Middle Market Advisors III”), is the general partner of Middle Market LBO III and the manager of Echelon GP. H.I.G.-GPII, Inc., a Delaware corporation (“GPII” and together with Echelon LP, Echelon GP, Holdco, Middle Market LBO III and Middle Market Advisors III, the “HIG Funds”), is the general partner of Holdco and the manager of Middle Market Advisors III. Sami W. Mnaymneh and Anthony A. Tamer are the sole shareholders of GPII. As a result of the foregoing relationships, each of the HIG Funds and Messrs. Mnaymneh and Tamer may be deemed to beneficially own the Series A preferred stock held by Echelon LP. Messrs. Mnaymneh and Tamer disclaim beneficial ownership of the securities held by the HIG Funds except to the extent of their pecuniary interest therein. The address of each of the HIG Funds and Messrs. Mnaymneh and Tamer is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.
(3)According to a Schedule 13G filed on January 28, 2022 with the Securities and Exchange Commission, 3,954,778 shares of common stock are deemed to be beneficially owned by BlackRock, Inc. (“BlackRock”) and certain of its subsidiaries. BlackRock reported sole voting power as to 3,895,255 of the shares and sole dispositive power as to all of the shares. The Schedule 13G further reports that (a) BlackRock Fund Advisors, a subsidiary of BlackRock, is the beneficial owner of 5% or greater of our outstanding common stock; and (b) iShares Core S&P Small-Cap ETF has the power to direct the receipt of dividends from, or the proceeds from the sale of 5% or more of the outstanding shares of our common stock.

(4)According to a Schedule 13D filed on January 7, 2022 with the Securities and Exchange Commission, 2,243,117 shares of common stock are deemed to be beneficially owned by Starboard Value LP (“Starboard Value”) and certain of its subsidiaries and affiliates. Starboard Value reported sole voting and dispositive power as to all of the shares.
(5)According to a Schedule 13G filed on February 11, 2021 with the Securities and Exchange Commission, 2,035,443 shares of common stock are deemed to be beneficially owned by Ruffer LLP (“Ruffer”) and held by discretionary accounts and funds managed by Ruffer. Ruffer reported sole voting and dispositive power as to all of the shares.
(6)According to a Schedule 13G/A filed on February 9, 2022 with the Securities and Exchange Commission, 1,967,125 shares of common stock are deemed to be beneficially owned by the Vanguard Group (“Vanguard”) and certain of its subsidiaries. Vanguard reported shared voting power as to 33,677 shares, sole dispositive power as to 1,916,308 shares and shared dispositive power as to 50,817 shares.
(7)According to a Schedule 13G filed on February 14, 2022 with the Securities and Exchange Commission, 1,615,570 shares of common stock are deemed to be beneficially owned by Palo Alto Investors, L.P. (“Palo Alto”) and held by discretionary accounts and funds managed by Palo Alto. Palo Alto reported sole voting and dispositive power as to all of the shares.
(8)Includes 781 shares of common stock issuable upon vesting of restricted stock units.
(9)Includes 9,374 shares of common stock issuable upon exercise of stock options.
(10)Includes 466,010 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election, and 3,000 shares held in accounts for Mr. Flanders’ grandchildren under the Uniform Transfers to Minor Act.
(11)Includes 6,406 shares held of record by the Derek Yung and Jill Yung 2014 Trust.
(12)Includes 7,500 shares of common stock issuable upon exercise of stock options.
(13)Includes 3,221 shares of common stock issuable upon vesting of restricted stock units.
(14)Includes 3,221 shares of common stock issuable upon vesting of restricted stock units.
(15)Includes 22,974 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election and 3,221 shares of common stock issuable upon vesting of restricted stock units.
(16)Includes 719 shares of common stock issuable upon vesting of restricted stock units.
(17)Includes 35,000 shares held by the Dale B. Wolf Generation Skipping Trust and 3,221 shares of common stock issuable upon vesting of restricted stock units.
(18)Includes an aggregate of 24,874 shares of common stock issuable upon exercise of stock options, 14,384 shares of common stock issuable upon vesting of restricted stock units, 488,984 shares of vested restricted stock units that have been deferred pursuant to the terms of a deferral election.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, and any currently proposed transaction, to which we were or will be a participant, in which:
•The amounts involved exceeded or will exceed $120,000; and
•A director, executive officer, holder of more than 5% of our common stock or Series A preferred stock or any member of any such person’s immediate family had or will have a direct or indirect material interest.
We also describe below certain other transactions with our directors, executive officers and stockholders.
Investment Agreement

On February 17, 2021, we entered into the H.I.G. Investment Agreement described in “Directors, Executive Officers and Corporate Governance—H.I.G. Investment Agreement” above and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2021. On April 30, 2021, upon the terms and subject to the conditions set forth in the H.I.G. Investment Agreement, we issued and sold 2,250,000 shares of our newly designated Series A preferred stock, at an aggregate purchase price of $225,000,000, at a price of $100 per share (the “Private Placement”). We received $216.2 million in proceeds from the Private Placement, after deducting sales commissions and certain transaction fees.
The H.I.G. Investment Agreement and the Certificate of Designations include a number of covenants and other rights, including, but not limited to, dividends, redemption put and call rights, liquidation rights, board nomination rights, and voting rights. The H.I.G. Investment Agreement is included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2021 and the Certificate of Designations is included as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021.
Hudson Cooperation Agreement
We entered into the Hudson Cooperation Agreement described in “Directors, Executive Officers and Corporate Governance—Hudson Cooperation Agreement” above and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2021.
Starboard Cooperation Agreement
We entered into the Starboard Cooperation Agreement with Starboard described in “Directors, Executive Officers and Corporate Governance—Starboard Cooperation Agreement” above and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2021.

Board Compensation
We pay non-employee directors for service on our board of directors. Our non-employee directors also have received restricted stock units covering shares of our common stock. For more information regarding these arrangements, see “Directors, Executive Officers and Corporate Governance—Non-Employee Director Compensation” above.
We have entered into offer letters or employment related agreements with each of our executive officers. For more information regarding these arrangements, see “Executive Compensation, Say-on-Pay, Independence of Advisors—Employment Agreements, Severance Agreements and Change of Control Arrangements” below.

Indemnification Agreements and Limitation of Liability
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred or suffered in connection with their service to us or on our behalf. Our bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her action in that capacity, regardless of whether Delaware law would otherwise permit indemnification. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their actions as directors.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Equity Award Grants
We have granted restricted stock units and options to purchase shares of our common stock to our directors and executive officers. See “Directors, Executive Officers and Corporate Governance—Non-Employee Director Compensation,” “Executive Compensation, Say-on-Pay, Independence of Advisors—Compensation Discussion and Analysis—Compensation Elements,” “Executive Compensation, Say-on-Pay, Independence of Advisors—2021 Outstanding Equity Awards at Fiscal Year-End,” and “Executive Compensation, Say-on-Pay, Independence of Advisors—2021 Option Exercises and Stock Vested at Fiscal Year-End.”
Policies and Procedures with Respect to Related-Party Transactions
The charter of our audit committee requires that members of the audit committee, all of whom are independent directors, review and oversee all related-party transactions in accordance with applicable rules and regulations. In addition, the audit committee is responsible for reviewing, approving and monitoring our Code of Business Conduct. Our Code of Business Conduct prohibits conflicts of interest as a matter of policy, except with the informed written consent of our board of directors or a committee of our board of directors in the case of a director or executive officer. There were no related-party transactions during 2021 that did not require review, approval or ratification pursuant to our policies and procedures, or for which such policies and procedures were not followed. Except for the compensation of directors and executive officers and the transactions described earlier and as set forth above, none of our directors, executive officers or holders of more than 5% of our common stock or Series A preferred stock was involved in any related-party transactions.

EXECUTIVE COMPENSATION, SAY-ON-PAY, INDEPENDENCE OF ADVISORS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program and philosophy and the material elements of compensation awarded to, earned by, and/or paid to our chief executive officer, chief financial officer and our other named executive officers (collectively, our “Named Executive Officers”) for the year ended December 31, 2021. This Compensation Discussion and Analysis is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.
Our Company
We are a leading health insurance marketplace powered by a technology and service platform that provides consumer engagement, education and health insurance enrollment solutions. Our mission is to connect every person with the highest quality, most affordable health insurance and Medicare plans for their life circumstance. Our platform leverages technology to solve a critical problem in a large and growing market by aiding consumers in what has traditionally been a complex, confusing and opaque health insurance purchasing process.
Our omni-channel consumer engagement platform enables consumers to use our services online, by telephone with a licensed insurance agent or through a hybrid online-assisted interaction. We have created a consumer-centric marketplace that offers broad choice of insurance products, including thousands of Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual and family, small business and other ancillary health insurance products from approximately 200 health insurance carriers across all fifty states and the District of Columbia. We strive to be the most trusted partner to the consumer in their life’s journey through the health insurance market.
Our focus on marketing of Medicare-related health insurance products has enabled our business to benefit from (1) strong demographic trends, including 10,000 people on average turning 65 every day over the next ten years, (2) the increasing proportion of the Medicare eligible population that is choosing commercial insurance solutions rather than obtaining healthcare through the original Medicare program, and (3) consumers’ growing propensity to comparison shop, including for healthcare.
Our Named Executive Officers
Our Named Executive Officers for 2021 were as follows:

Francis S. Soistman	Chief Executive Officer
Christine A. Janofsky	Senior Vice President, Chief Financial Officer
Phillip A. Morelock	Chief Digital Officer
Timothy C. Hannan	Chief Revenue Officer (1)
Scott N. Flanders	Former Chief Executive Officer
Derek N. Yung	Former Senior Vice President, Chief Financial Officer
John E. Pierantoni	Former Chief Accounting Officer

(1) In addition, on January 31, 2022, Timothy Hannan’s employment terminated and he ceased to be our chief revenue officer. Robert Hurley became our interim chief revenue officer effective February 1, 2022. Mr. Hannan was serving as an executive officer as of December 31, 2021.
In 2021, we experienced a broad change in executive leadership, with transitions in the following positions:
•Chief Executive Officer: On October 31, 2021, Scott Flanders resigned from his position as chief executive officer and Francis Soistman became our chief executive officer effective November 1, 2021.
•Chief Financial Officer and Principal Financial Officer: On June 10, 2021, Derek Yung resigned from his position as senior vice president, chief financial officer, and John Pierantoni became our principal financial officer on an interim basis from June 11, 2021 to September 19, 2021. On September 20, 2021, Christine Janofsky became our senior vice president, chief financial officer.
Our Business Environment and Certain Achievements

In 2021 we made a number of important changes to our telesales organization, including a shift to a predominantly full-time in-house agent force, a major call center technology upgrade and an implementation of comprehensive enrollment quality initiatives. These changes were necessary for the long-term success of our company and are reflective of the broader Medicare market shift towards a stronger emphasis on consumer experience, quality metrics and member retention. However, these initiatives led to a decline in telephonic conversion rates in our Medicare business in the second half of 2021 including the critical annual enrollment period. As a result we experienced a slow-down in new Medicare enrollment growth. Specifically, approved Medicare Advantage members grew 3% in 2021 compared to 2020 while total approved Medicare members were flat year-over-year. A combination of lower telephonic conversion rates and the investments we made in our telesales organization also impacted our 2021 revenue and profitability that fell short of our expectations.

In addition to lower telephonic conversions, we believe that our 2021 performance was also impacted by external factors, including an increase in competition in our space leading to increased marketing spend by other brokers and insurance carriers, especially during the fourth quarter Medicare annual enrollment period. This led to an increase in Medicare lead costs in some of our marketing channels and also influenced consumer demand.

Our online business continued to be a bright spot, with unassisted online major medical Medicare applications growing 60% in 2021 compared to 2020. Despite the slowdown in new enrollment growth, our estimated Medicare membership at the end of 2021 was 10% higher and estimated Medicare Advantage membership was 19% higher than 2020 year-end.

In 2021, our company went through significant leadership changes including the appointments of our new chief financial officer in September and our new chief executive officer in November. The new leadership team identified a 6-point operational improvement plan, including a cost transformation program that is being implemented in 2022 with a goal to more effectively leverage our technology platform and return the company to sustainable profitable growth starting in 2023.
Our 2021 financial results and operating highlights include:
•Total revenue was $538.2 million, an 8% decrease compared to 2020.
•GAAP net loss was $104.4 million*.
•Adjusted EBITDA was $(22.7) million**.
•Total commissions receivable of $908 million as of December 31, 2021.

•Total estimated membership of 1.34 million including 959,000 estimated Medicare members as of December 31, 2021.
•19% increase in cash collections per Medicare member in 2021 compared to 2020.
•2021 Medicare Advantage lifetime value of $1,017, a 7% increase from 2020.
_______________
*    Reflects $46.3 million impairment in goodwill and intangible assets.
**    Adjusted EBITDA was calculated by excluding the impacts from preferred stock, interest income and expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, restructuring and reorganization charges, amortization of intangible assets, impairment charges, other income, net, and other non-recurring charges to GAAP net income. A reconciliation between adjusted EBITDA and GAAP net income is included in Appendix A to this proxy statement.
Impact of Financial Results on Executive Compensation - Pay for Performance

Consistent with our philosophy of aligning executive pay with our short- and long-term performance, and to align the interests of our management and stockholders, our compensation programs are designed to provide the majority of executive compensation in the form of variable, at-risk pay which is earned based on our performance. We believe that pay should be directly linked to performance with an emphasis on creating value for our stockholders. We take a long-term view of our business by creating incentives that will drive sustainable profitable growth and long-term increase in our stock price. The following highlights our pay for performance philosophy:
•In 2021, reducing the total target direct compensation of our former chief executive officer by 42% as compared his total target direct compensation in 2020;
•In 2021, tying 50% of the equity awards granted to our new chief executive officer to achieving long-term stock price performance goals, with the price thresholds ranging from $58 to $105 per share;
•In 2021, tying more than 50% of the equity awards granted to our other Named Executive Officers to achieving aggressive revenue, adjusted EBITDA and stock price performance thresholds;
•Establishing target and maximum cash bonus opportunities in 2021 that are tied to achieving revenue and adjusted EBITDA goals that represented a meaningful improvement over our actual financial results in 2020;
•Providing zero bonus payouts to the Named Executive Officers under the 2021 executive bonus program due to the revenue and adjusted EBITDA goals not being met; and
•98% of previously granted performance-based equity awards to the Named Executive Officers from 2021 and 2020 remained unearned and/or was forfeited as of the date of this report.
Corporate Governance Best Practices
Our compensation committee, assisted by its independent compensation consultant, Aon's Human Capital Solutions practice, a division of Aon plc (“Aon”), stays informed of developing executive compensation best practices. In this regard, we seek to implement best practices including:
•Maintaining stock ownership guidelines for executive officers and non-employee directors;
•Prohibiting all employees and directors, including our Named Executive Officers, from hedging their company common stock pursuant to our insider trading policy;

•Prohibiting all employees and directors, including our Named Executive Officers, from pledging company common stock as collateral for loans, pursuant to our insider trading policy;
•Not providing golden parachute excise tax gross-ups;
•Generally restricting our executive officers to be eligible to receive only the same benefits and perquisites as our other U.S.-based salaried employees;
•Conducting an annual say-on-pay advisory vote as a means to receive feedback from stockholders on our executive compensation program; and
•Performing a risk analysis with respect to our compensation programs and policies, including for non-executive officers.
General Compensation Philosophy and Program Structure
Components of Executive Compensation
We strive to balance our need to compete for executive talent with the need to maintain a reasonable and responsible cost structure for our program, and to align our executive officers’ interests with our stockholders’ interests. In general, the objectives of our executive compensation program are to:

Compensation Components
Objective	Base Salary	Annual Incentives	Equity Awards
Attract, motivate and retain talented and dedicated executive officers	•	•	•
Directly link compensation to measurable corporate and individual performance		•	•
Focus executive officers on achieving near- and long-term corporate objectives and strategy		•	•
Reward executives for creating stockholder value		•	•

Role of the Compensation Committee
The compensation committee of our board of directors, composed entirely of non-employee independent members (as defined under Nasdaq rules) of our board of directors, oversees, among other things, the design and administration of our executive compensation program and our equity incentive plans (including reviewing and approving equity award grants). The compensation committee reviews and approves all compensation decisions relating to our executive officers on an annual basis. The compensation committee reviews the components of executive officer compensation for consistency with our compensation philosophy and considers changes in compensation practices among our peer group companies. The compensation committee also reviews overall compensation risk.
Role of Executive Officers
Our chief executive officer, chief financial officer and members of our human resources, finance and legal departments assist and support the compensation committee. Management does not determine executive officer compensation. However, management reviews our compensation philosophy with the compensation committee and develops compensation proposals for the compensation committee to consider. Management may provide various materials to the compensation committee, such as analyses of existing and proposed compensation programs and executive officer and other employee equity ownership information. Our chief executive officer and our chief people officer participated in meetings of our compensation committee, and our chief executive officer makes recommendations with respect to compensation proposals for executive officers other than himself. Final compensation decisions for the chief executive officer were made by the compensation committee in executive session without the chief executive officer present.
Role of the Compensation Consulting Firm
The compensation committee has engaged Aon, an independent compensation consultant, to provide compensation advisory services. Aon reports directly to the compensation committee for purposes of advising it on executive officer compensation and meets with certain members of management in conducting its reviews of various aspects of executive officer compensation. In early 2021, Aon conducted analyses of our executive officers’ base salaries, annual cash bonus awards and long-term equity incentive awards against the compensation of executive officers in similar positions with companies considered to be our “peer companies” as described below. Aon also reports on overall compensation risk, reviews equity plan usage and makes recommendations to the compensation committee on executive new hire packages. Aon attended compensation committee meetings, including executive sessions, to present its analyses and to discuss its findings with the compensation committee. The compensation committee reviewed Aon’s analyses in the context of making its decisions with respect to executive officers' compensation for 2021.
Compensation Committee Advisor Independence
We, as a company, participate in the Radford Global Technology Survey and Global Sales Survey in order to obtain market compensation information for executives and staff globally. Aon also assists us in valuing equity awards to ensure that such awards are properly expensed. The compensation committee has considered the independence of Aon pursuant to Nasdaq Stock Market and Securities and Exchange Commission rules and has found no conflict of interest in Aon’s continuing to provide advice to the compensation committee.
The compensation committee is also regularly advised by the company’s outside legal counsel, Cooley LLP. The compensation committee has considered the independence of Cooley LLP pursuant to Nasdaq Stock Market and Securities and Exchange Commission rules and has found no conflict of interest in Cooley’s continuing to provide advice to the compensation committee. The compensation committee intends to reassess the independence of its advisers at least annually.
Consideration of 2021 Advisory Say-On-Pay Vote Results
On June 30, 2021, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a “Say-On-Pay” vote. Our stockholders strongly supported the proposal, with approximately 85.3% of votes cast at the meeting voting in favor of the resolution. Noting the results of our annual Say-On-Pay vote from 2020, the compensation committee retained our general approach to our executive compensation program when it determined the 2021 compensation program, with a continued emphasis on rewarding our executive officers through compensation if they deliver long-term value for our stockholders. The compensation committee considers input from our stockholders as well as the outcome of our annual say-on-pay vote, when making executive compensation program decisions. Based in part on inputs from our stockholders, the compensation committee granted performance-based equity awards in 2021 in the form of performance-based restricted stock units that are tied to achievement of long-term adjusted EBITDA performance goals.
Competitive Positioning
For the 2021 executive compensation review Aon provided an analysis of our executive officer compensation against the compensation of executive officers in similar positions with a set of peer group companies (which changed from 2020 to 2021, as described below) and also with compensation data drawn from software/Internet companies with revenues generally from $300 million to $2.0 billion included in the Radford Global Technology Survey. The survey data were used in addition to the peer group company data as they were believed to be reflective of companies that compete in our labor market and of companies with similar revenue levels.
2021 Peer Group
The peer group developed by Aon, approved by our compensation committee and used in Aon’s analysis for 2021 compensation, was based on peer companies primarily in the healthcare technology or software/Internet business with revenues ranging from $250 million to $1.5 billion and market capitalization ranging from $800 million to $7.5 billion.
Using the above criteria, the following companies were identified to comprise our 2021 peer group:

Peer Group Companies
8x8, Inc.*	CarGurus, Inc.*
Chegg, Inc.	Eventbrite, Inc.
EverQuote, Inc.*	Evolent Health, Inc.
Five9, Inc.*	HealthEquity, Inc.
HMS Holdings Corp.	Inovalon Holdings, Inc.
LivePerson, Inc.	Omnicell, Inc.
Paylocity Holding Corporation	Progyny, Inc.*
Quotient Technology, Inc.	Tabula Rasa HealthCare, Inc.
Teladoc Health, Inc.	Trupanion, Inc.*
Yext, Inc.
* New in 2021
Benefitfocus, Inc., Castlight Health, Inc., TrueCar, Inc. and Vocera Communications, Inc., companies included in the 2020 peer group, were removed from the 2021 peer group because they were acquired or merged with other companies or no longer meet the industry, revenue or market capitalization criteria for the peer group as a whole.
Use of Market Data
For its 2021 compensation decisions, the compensation committee maintained a practical approach to attracting and retaining key executive talent in line with market data. The compensation committee’s goal is generally to set all elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element, but instead makes its compensation decisions based on a variety of relevant factors, including those listed below. While the compensation committee continues to review and reference market data, the data generally are used to inform the compensation committee of market practices to ensure that our executive compensation program remains within a competitive range of our peers. In addition to the market data, several other factors are taken into account in setting the amount of each Named Executive Officer’s target total direct compensation opportunity. These factors include:
•Recruitment, retention and historical factors. The compensation committee reviews existing Named Executive Officer compensation and retention levels relative to estimated replacement cost with respect to the scope, responsibilities and skills required of the particular position.
•Lack of directly comparable data for some of our key roles. Compensation data for some of our key positions are not explicitly reported by companies in our compensation peer group or survey data. This results in limited sample sizes and/or inconclusive data that can be misleading if targeting a specific percentile for market positioning.

•Market positioning may be distorted by the source of the data. Certain elements of compensation reported from one source can be consistently higher or lower than the data collected from another, given differences in methods and samples used by each source to collect market data. Given this variability and volatility within the market data, the compensation committee has determined that targeting pay levels at specific percentiles of this data could result in outcomes that do not align with the internal value and strategic importance of various roles at the company.
Compensation Elements
Base Salaries
The compensation committee’s objective is to provide the Named Executive Officers with competitive base salaries. We provide this compensation component in order to attract and retain an appropriate caliber of talent and experience for our workforce, and to reward them for their day-to-day contributions. Our compensation committee reviewed base salaries for our Named Executive Officers in the first quarter of 2021 using peer group and survey data supplied by Aon as a means to verify that we were providing base salaries that would help us accomplish our goals. The compensation committee also considered position-specific market data in setting the base salaries of all Named Executive Officers.
In March 2021, following a review of market information and in light of our financial performance for the year ended December 2020, the compensation committee determined to maintain the base salary of our then-chief executive officer and other Named Executive Officers. The base salaries of Mr. Soistman and Ms. Janofsky were determined in conjunction with the negotiation of their new hire employment agreements during the fall of 2021. Considering Mr. Soistman’s level of experience, industry knowledge and expected contributions to our company, the compensation committee established Mr. Soistman’s base salary at $750,000 per year. Additional consideration was given to peer compensation for similar positions.

Name	2020 Base Salary	2021 Base Salary	Percentage Change
Francis S. Soistman	N/A	$750,000	N/A
Christine A. Janofsky	N/A	450,000	N/A
Phillip A. Morelock	$325,000	325,000	—%
Timothy C. Hannan	375,000	375,000	—%
Scott N. Flanders	700,000	700,000	—%
Derek N. Yung	412,500	412,500	—%
John E. Pierantoni	—	325,000	N/A
Annual Cash Bonus Awards
We provide the opportunity for our executive officers to earn an annual cash bonus award. We provide this opportunity in order to attract and retain employees with a high caliber of talent and experience for our key positions and to link payments to the achievement of our annual financial and/or operational objectives.
Our compensation committee approved the executive bonus program for the fiscal year ended December 31, 2021 (the “2021 Bonus Program”). The 2021 Bonus Program was established under the executive bonus plan for all Named Executive Officers, except Mr. Soistman and Mr. Pierantoni. The 2021 Bonus Program provided executives the opportunity to earn cash bonus awards based on achieving performance goals relating to company performance established by the compensation committee. Mr. Soistman did not participate in the 2021 Bonus Program because we offered Mr. Soistman a signing bonus in the amount of $200,000 and a pro-rated bonus payout in the amount of $137,877 for his first partial year of employment as chief executive officer in connection with his offer of employment. The decision to offer a pro-rated guaranteed bonus to Mr.

Soistman was made in the context of leadership transitions and are outside of our standard model of executive compensation. Mr. Soistman will be a participant in our 2022 executive bonus program that is fully at-risk. In addition, Mr. Pierantoni served as executive officer on an interim basis only and was not a participant in our 2021 Bonus Program but participated in the company’s discretionary bonus program.
Company performance under the 2021 Bonus Program was measured by the achievement of specific financial goals related to revenue and adjusted EBITDA. Adjusted EBITDA was calculated by excluding the impacts from preferred stock, interest income and expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, restructuring and reorganization charges, amortization of intangible assets, impairment charges, other income, net, and other non-recurring charges to GAAP net income.
In the event that we met the target revenue performance goal, the participants were eligible to receive 33% of their respective target payout. In the event that we met the target adjusted EBITDA goal, the participants were eligible to receive 67% of their respective target payout. The participants would not receive any payout with respect to a goal that is achieved at less than 96% with respect to the target revenue goal and 95% with respect to the target adjusted EBITDA goal. The maximum payout the participants could receive under the 2021 Bonus Program was 200% of the participant’s target payout for achievement that exceeds 112% of the target revenue goal and 170% of the target adjusted EBITDA goal. The specific performance goals for the year ended December 31, 2021 approved by the compensation committee were as follows:

Metric	Threshold	Target	Maximum
GAAP Annual Revenue	$650,000,000	$675,800,000	$757,400,000
Adjusted EBITDA	$112,000,000	$118,100,000	$200,000,000
The compensation committee established rigorous performance goals for the 2021 Bonus Program. The target revenue goal of $675.8 million represented growth of more than 16% over our 2020 revenue of $582.8 million. The target adjusted EBITDA goal of $118.1 million represented a 29% increase from our 2020 adjusted EBITDA of $91.4 million. To achieve any payout with respect to a goal, our 2021 revenue would have to grow more than 12% and our adjusted EBITDA would have to grow more than 23% compared to our 2020 results.
The compensation committee believed the achievement of these target goals would both create stockholder value and require significant effort on the part of each participant, and it therefore approved cash bonus award opportunities based on achievement of these goals. The compensation committee approved target and maximum cash bonus award opportunities under the 2021 Bonus Program for our Named Executive Officers as follows:

Name	Fiscal 2021 Cash Bonus Award Opportunity
	Target		Maximum
	Percent of Base Salary	Amount	Percent of Base Salary	Amount
Christine Janofsky	75%	95,240	150.0%	190,490
Phillip A. Morelock	60%	195,000	120%	390,000
Timothy C. Hannan	75%	281,250	150.0%	562,500
Scott N. Flanders	125%	875,000	250.0%	1,750,000
Derek N. Yung	75%	309,375	150.0%	618,750
The compensation committee decided to maintain the same (on a percentage-of-base salary basis) 2021 target cash bonus opportunities for the participants. The compensation committee increased the maximum payout as a percentage of base salary from 150% of target payout to 200% of target payout but set rigorous performance goals to achieve those payouts. To achieve the maximum payout at 200% of target, our revenue would have to increase by more than 29% of our 2020 revenue and our adjusted EBITDA would have to increase by more than 119% of our 2020 adjusted EBITDA. Consistent with the compensation committee’s philosophy of linking pay directly to performance, the compensation committee determined that a significant portion of our Named Executive Officers total direct compensation should be variable, at-risk cash compensation. The compensation committee believed that the incentives provided a meaningful reward if the goals were achieved and were necessary to retain our Named Executive Officers and to maintain competitiveness with similarly performing companies.
In March 2022, our compensation committee considered and determined the 2021 fiscal year performance of the company and each of the participants against the previously established performance goals. The 2021 revenue and adjusted EBITDA goals and the company’s 2021 achievement were as follows:

Metric	Threshold Goal	Target Goal	2021 Company Achievement	Achieved Payout Percentage Relative to Threshold or Target
GAAP Annual Revenue	$650,000,000	$675,800,000	$538,199,000	0%
Adjusted EBITDA	$112,000,000	$118,100,000	$(22,699,000)	0%

The compensation committee concluded that no bonus payments would be made under the 2021 Bonus Program to any of the participants because the threshold or target revenue and adjusted EBITDA goals under the 2021 Bonus Program were not met in accordance with the payout formula. This aligns with the compensation committee’s philosophy of linking actual pay with financial performance.
Equity Incentive Awards
Equity incentive awards are an important part of our overall compensation program as they reward and incentivize performance, assist in employee retention and help to align employee interests with the interests of our stockholders. The compensation committee reviews the equity holdings of our Named Executive Officers regularly, and grants equity awards to our Named Executive Officers informed in part by the market data provided by Aon, as discussed above. The terms of our 2021 equity awards are set forth below, and additional relevant provisions with respect to particular Named Executive Officers may be found in the “Employment Agreements, Severance Agreements and Change of Control Arrangements” section of this proxy statement.
In reviewing our equity award practices, we are committed to effectively rewarding, incentivizing and retaining our key employees with a competitive equity compensation program while maintaining acceptable levels of stockholder dilution. For this reason, we carefully manage both our gross burn rate and our net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the weighted average number of shares outstanding. We calculate net burn rate as equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the weighted average number of shares outstanding. We are an ecommerce and technology company headquartered in Silicon Valley and compete for employees with companies in the Internet, software and services industries. Equity awards are a foundational component of total compensation not only for our Named Executive Officers, but also for our general employee population. We have relied on the use of employee equity awards to attract, reward and motivate our employees, and to tie their financial interests to those of our stockholders. As a result, our equity incentive award grants are generally greater than those companies in the insurance category and are more aligned with Internet, software and services companies.
Of the awards granted in 2021, more than 50% of the equity awards granted to our Named Executive Officers were performance-based restricted stock units tied to achieving performance goals. The remaining equity awards were granted in the form of time-based restricted units that vest based on continuous service over a four-year period. The compensation committee believes that granting performance-based equity awards motivates our executives to take actions that will improve the company’s financial performance and enhance the long-term value of our stock. The compensation committee believes that granting a portion of equity awards in time-based restricted stock units provides an incentive to our Named Executive Officers to continue employment with us, without hindering our pay for performance philosophy.

In March of 2021, the compensation committee took decisive actions when our total stockholder return and financial results for 2020 did not perform as expected. The compensation committee significantly reduced the total grant date fair value of the equity awards granted to our former chief executive officer and other Named Executive Officers in 2021 in connection with our annual compensation review cycle while also maintaining a majority of the equity awards in performance-based awards, demonstrating the compensation committee’s philosophy of tying pay to performance.
2021 Executive Equity Compensation for Named Executive Officers
In March 2021, the compensation committee granted two types of performance-based restricted stock units to Messrs. Flanders, Yung, Hannan and Morelock. The first type of performance-based restricted stock units is tied to achieving certain levels of stock price performance over the four-year period following the grant date. The Named Executive Officers will become eligible to vest in the performance-based restricted stock units if in any 30 calendar-day period our average closing stock price traded at or above the following price thresholds:

Stock Price Threshold	Percentage of Award Eligible to Vest	Percentage Increase from Base Price to Achieve Price Threshold
$70.36	33.3%	25%
$75.99	33.3%	35%
$84.44	33.3%	50%
These performance-based restricted stock unit awards were approved when our 30 calendar-day average closing stock price as of the date prior to the date of approval was $56.29 per share, so our stock price would have had to increase significantly (with a range of increase of 25% to 50%) in order for the Named Executive Officer to be eligible to vest in the shares subject to the performance-based restricted stock unit award. The compensation committee believes that tying the performance-based restricted stock unit awards to achievement of our stock price targets motivates our Named Executive Officers to take actions and pursue opportunities that will enhance the long-term value of our stock and benefit our stockholders. In addition, upon achievement of one or more of the price thresholds, the percentage that became eligible to vest would not vest until the one-year anniversary of achieving the applicable price threshold, subject to the Named Executive Officer’s continuing to provide services to us through the vesting date. This additional service requirement acts as an additional retention incentive and also protects against an executive immediately selling the shares that become eligible for service-based vesting to take advantage of a short-term increase in the stock price and provides an additional incentive to achieve a sustainable stock price increase. Upon a change in control (as defined in the Equity Plan), only those performance-based restricted stock units that would become eligible to vest based on the change in control price (treating that price as if it were the 30-day average stock price) will remain eligible to vest, and the rest of the shares subject to the award would be forfeited.
In addition, at the same time, the compensation committee granted a second type of performance-based restricted stock unit award to Messrs. Flanders, Yung, Hannan and Morelock that are tied to achieving cumulative adjusted EBITDA goals during the two-year period from January 1, 2021 through December 31, 2022. The goal of these multi-year performance awards is to align the interests of our Named Executive Officers with those of our stockholders and to incentivize them to meet our long-term adjusted EBITDA goals in accordance with our long-term growth plan. The Named Executive Officers become eligible to vest in the performance-based restricted stock units if the Company achieves the following a two-year cumulative adjusted EBITDA thresholds:

Two-Year Adjusted EBITDA Threshold	Percentage of Award Eligible to Vest	Percentage Increase in Two-Year Cumulative Adjusted EBITDA to Achieve Threshold
$373.5 million	75.0%	66%
$415.0 million	100.0%	85%
$456.5 million	150.0%	103%
The compensation committee set the adjusted EBITDA thresholds to be significantly above our cumulative adjusted EBITDA for the two-year period that ended December 31, 2020 of $224.7 million. Our two-year cumulative adjusted EBITDA would have to increase at least 66% compared to our two-year cumulative adjusted EBITDA for the period that ended December 31, 2020 in order for the Named Executive Officer to be eligible to vest in any of the shares subject to the performance-based restricted stock unit award. To achieve target payout, our two-year cumulative adjusted EBITDA would have to increase by more than 85%. The performance-based restricted stock units allow for an increased number of shares above the target number of shares in the event there is significant achievement above target two-year cumulative adjusted EBITDA. The compensation committee believes these long-term performance awards will align the interest of our Named Executive Officers with those of our stockholders and motivate them to improve our adjusted EBITDA performance. Upon a change in control (as defined in the Equity Plan), the greater of 100% of the target shares subject to the adjusted EBITDA performance-based restricted stock units or such number of shares that is project to become eligible to vest as of December 31, 2022, as determined by the compensation committee in its sole discretion will become eligible to vest and subject to additional service-based vesting through December 31, 2023.
In addition, in March 2021, the compensation committee granted time-based restricted stock units which vest as to 25% of the shares subject to the restricted stock units on March 30, 2022, and 6.25% of the shares shall vest at the end of each three-month period thereafter. The compensation committee believes that granting time-based restricted stock units provides an incentive to our Named Executive Officers to continue employment with us.
In June 2021, the compensation committee granted a third type of performance-based restricted stock unit award to Messrs. Flanders, Morelock, Hannan and Pierantoni. The awards are tied to achievement to our adjusted EBITDA performance goals for the fiscal year ending December 31, 2021. The compensation committee believes the grant of these performance-based restricted stock units will motivate, reward and create short-term retention incentives for the Named Executive Officers to meet our target and stretch adjusted EBITDA performance goals in 2021, especially during the critical Medicare annual enrollment period in the fourth quarter which typically represents over a majority of the Company’s adjusted EBITDA for the year. The shares subject to the performance-based restricted stock units will not vest unless the Company meets or exceeds the target adjusted EBITDA performance goal for 2021. The Named Executive Officers become eligible to vest in the performance-based restricted stock units if the Company achieves the following one-year adjusted EBITDA thresholds during the period from January 1, 2021 through December 31, 2021:

One-Year Adjusted EBITDA Threshold	Percentage of Award Eligible to Vest	Percentage Increase in One-Year Adjusted EBITDA to Achieve Threshold
$118.1 million	100.0%	30%
$153.4 million	150.0%	68%
The compensation committee set the adjusted EBITDA thresholds to be significantly above our adjusted EBITDA for the year ended December 31, 2020 of $91.4 million, so our adjusted EBITDA for 2021 would have had to increase at least 30% year over year in order for the Named Executive Officer to be eligible to vest in the target number of shares subject to the performance-based restricted stock unit award. The performance-based restricted stock units allow for an increased number of shares above the target number of shares in the event there is significant achievement above target adjusted EBITDA. The compensation committee considered the need to retain key executive talent in our highly competitive labor market and believes that adding an additional incentive in the form of the performance-based restricted stock units that focus on 2021 financial results would promote short-term retention and encourage the Named Executive Officers to take actions that could increase stockholder value. The compensation committee also wanted to express confidence in the Named Executive Officers after the Company reached constructive resolutions with Starboard and Hudson. All members of the compensation committee, including the newly appointed compensation committee member nominated pursuant to the Hudson Cooperation Agreement, approved these performance-based restricted stock units.
The number of shares of our common stock granted to our Named Executive Officers other than Mr. Soistman and Ms. Janofsky during 2021 is summarized as follows:

Name	Time-Based Restricted Stock Units	Stock Price Performance-Based Restricted Stock Units	Two-Year Adjusted EBITDA Restricted Stock Units	One-Year Adjusted EBITDA Restricted Stock Units
Philip A. Morelock	15,000	7,500	7,500	3,000
Timothy C. Hannan	15,000	7,500	7,500	4,000
Scott N. Flanders	37,968	18,984	18,984	13,250
Derek N. Yung	15,000	7,500	7,500
John E. Pierantoni	9,214	—	—	3,500
2021 Executive Equity Compensation for Francis Soistman
In connection with the commencement of his employment, we granted Mr. Soistman equity awards in the form of time-based restricted stock units and stock options, and performance-based restricted stock units and stock options. The compensation committee believes the grant of performance-based equity awards provides an incentive for Mr. Soistman to take action that align with the best interest of our stockholders and that the grant of time-based equity awards provides a retention incentive for Mr. Soistman to continue his employment with us over the next four years. The number of shares of our common stock granted to Mr. Soistman is summarized as follows:

Name	Time-Based Restricted Stock Units	Stock Price Performance-Based Restricted Stock Units	Time-Based Stock Options	Stock Price Performance-Based Stock Options
Francis S. Soistman	72,500	70,000	100,000	100,000
Consistent with our pay for performance philosophy, the compensation committee granted 50% of Mr. Soistman’s equity awards in the form of performance-based restricted stock units and performance-based stock options that are tied to achieving stock price thresholds that represent a meaningful increase of our stock price. Mr. Soistman will become eligible to vest in the performance-based restricted stock units and performance-based stock options if in any 90 trading-day period our volume-weighted average price first equals or exceeds the following price thresholds:

Stock Price Threshold	Percentage of Award Eligible to Vest	Percentage Increase from Base Price to Achieve Price Threshold
$58.00	25.0%	16%
$64.00	15.0%	28%
$70.00	15.0%	40%
$76.00	15.0%	52%
$82.00	15.0%	64%
$105.00	15.0%	109%
These stock price thresholds and the terms of Mr. Soistman’s employment were approved on September 22, 2021 when our 90 trading-day volume weighted average closing stock price (the “Base Price”) was $50.12 per share, so our stock price would have had to increase significantly (with a range of increase of 16% to 109%) from the Base Price in order for the our chief executive officer to be eligible to vest in the shares subject to the performance-based restricted stock unit and performance-based stock option awards. The compensation committee believes that tying the performance-based restricted stock unit and performance-based stock option awards to achievement of our stock price targets motivates our chief executive officer to take actions and pursue opportunities that will enhance the long-term value of our stock and benefit our stockholders. In addition, upon achievement of one or more of the price thresholds, the percentage that became eligible to vest would not vest until the earlier of one-year anniversary of achieving the applicable price threshold or the fourth anniversary of the date of grant, subject to the executive’s continuing to provide services to us through the vesting date. This additional service requirement acts as an additional retention incentive and also protects against an executive immediately selling the shares that become eligible for service-based vesting to take advantage of a short-term increase in the stock price and provides an additional incentive to achieve a sustainable stock price increase. Upon a change in control (as defined in our 2021 Inducement Plan), only those performance-based awards that would become eligible to vest based on the change in control price (treating that price as if it were the 90 trading-day volume weighted average stock) will remain eligible to vest, and the rest of the shares subject to the award would be forfeited.
The compensation committee granted these equity awards in conjunction with the negotiation of Mr. Soistman’s new hire employment agreement. The price thresholds for Mr. Soistman's performance-based equity awards have not been met as of the date of filing of this proxy and our stock price would have to increase even more significantly for Mr. Soistman to earn the performance-based equity awards. For 2022, the compensation committee granted equity awards to Mr. Soistman that are significantly below the grant value of the Mr. Soistman’s new hire equity awards in 2021.
2021 Executive Equity Compensation for Christine Janofsky
In connection with the commencement of her employment, Ms. Janofsky was granted the following awards:

Name	Time-Based Restricted Stock Units	Stock Price Performance-Based Restricted Stock Units
Christine A. Janofsky	24,042	24,042
Ms. Janofsky will become eligible to vest in the performance-based restricted stock units if in any 30-calendar day period our average closing price first equals or exceeds the following price thresholds.

Stock Price Threshold	Percentage of Award Eligible to Vest	Percentage Increase from Base Price to Achieve Price Threshold
$48.51	33.3%	25%
$52.39	33.3%	35%
$58.21	33.3%	50%
The compensation committee set the price thresholds to be 125%, 135% and 150% of the trailing 30 calendar-day average share price as of September 19, 2021, which is the date prior to Ms. Janofsky’s date of hire. In addition, upon achievement of one or more of the price thresholds, the percentage that became eligible to vest would not vest until the one-year anniversary of achieving the applicable price threshold, subject to the executive’s continuing to provide services to us through the vesting date. Upon a change in control (as defined in our 2021 Inducement Plan), only those performance-based awards that would become eligible to vest based on the change in control price (treating that price as if it were the 30 calendar-day average stock price) will remain eligible to vest, and the rest of the shares subject to the award would be forfeited.
2021 Achievement of Performance-Based Equity Awards
None of the previously granted performance-based equity awards met their revenue, adjusted EBITDA margin or adjusted EBITDA performance criteria in 2021. Other than the achievement stock price threshold required to vest 33% of the shares subject to the stock-price based performance-based restricted units granted in 2021, none of the previously granted performance-based equity awards met their stock price performance criteria in 2021. This further demonstrates the rigor and difficulty of the goals set by the compensation committee with respect to our performance-based equity awards. Consistent with the compensation committee’s philosophy of rewarding pay for performance, these performance awards will not become eligible to vest until the rigorous long-term financial performance goals or stock price performance goals are achieved. In addition, certain of the performance-based restricted stock units with performance period that ended December 31, 2021 were forfeited as of March 17, 2022 after the compensation committee certified that the performance goals were not met. See “Executive Compensation, Say-on-Pay, Independence of Advisors—2021 Outstanding Equity Awards at Fiscal Year-End” for our earned and unearned equity awards held by our Named Executive Officers.
Looking Ahead to 2022 Compensation
In March 2022, the compensation committee set target compensation for our executive officers for 2022. The compensation committee reviewed our 2021 financial performance, stock price performance and peer data. To support our long-term transformation initiatives and recognizing the need to retain our Named Executive Officers in a highly competitive labor market, the compensation committee reduced the total direct compensation of our Named Executive Officers but granted equity awards solely in the form of time-based restricted stock units to motivate our Named Executive Officers to continue their services with us and to execute on our multi-year transformation initiatives. The compensation committee further believes the outstanding performance-based equity awards granted to the Named Executive Officers prior to 2022 will continue to provide incentives for our executives to take actions to improve our financial performance that will enhance the long-term value of our stock. Further, the compensation committee added new performance goals to our 2022 executive bonus program that focus on our multiple strategic priorities in addition to revenue and adjusted EBITDA goals. Below is a summary of our chief executive officer total target direct compensation in 2022:
•No changes to base salary;
•No changes to target annual cash opportunities as a percentage of base salary; and
•The grant date fair value to our chief executive officer was $3.6 million for the long-term equity awards granted in 2022 compared to $10.1 million for the long-term equity awards granted in 2021.

The compensation committee may make other changes to 2022 chief executive officer compensation if business conditions warrant, but the committee currently has not intent to make any other changes for 2022.
Change in Control and Termination Arrangements
We have entered into employment and severance agreements, providing for certain severance benefits upon certain terminations in connection with a change of control and outside of a change of control, with our Named Executive Officers. At the direction of the compensation committee, Aon conducted a study of change of control severance market practices. Informed by this data, the compensation committee designed agreements considering market norms. The severance and employment arrangements with our Named Executive Officers are more fully described under the section entitled “Employment Agreements, Severance Agreements and Change of Control Arrangements.”
Other Compensation; Perquisites
We provide the opportunity for our executive officers and other employees to receive general health and welfare benefits. We also maintain a retirement and deferred savings plan available to all U.S. employees, which is intended to qualify under Sections 401(a) and 401(k) of the Code. This plan allows each participant to contribute up to 100% of their pre-tax compensation, up to a statutory limit, which was $19,500 (or $26,000 for employees over 50 years of age) in calendar year 2021. Under the plan, each participant is fully vested in his or her own contributions. We match 100% of each participant’s contribution each pay period, up to a maximum of 3% of the employee’s base salary during that period. The plan also permits us to make discretionary profit-sharing contributions, but we have not made such contributions to date.
We generally restrict our executive officers so that they are eligible to receive only the same benefits and perquisites as our other U.S.-based salaried employees. These payments are set forth in the Summary Compensation Table under the column, “All Other Compensation.”
Our executive officers are eligible to participate in our 2020 Employee Stock Purchase Plan on the same terms as all other U.S. employees who meet the eligibility criteria.
Stock Ownership Guidelines
Our compensation committee has approved stock ownership guidelines our executive officers to further align their interests with the interests of our stockholders. In September 2020, our compensation committee amended our stock ownership guidelines to increase the stock ownership requirements for our chief executive officer and other executive officers to encourage increased ownership of our stock and to further align our executive officers’ interests with those of our stockholders.
Pursuant to the amended stock ownership guidelines, our chief executive officer is expected to accumulate and hold a number of shares of our common stock with a value equal to six times his annual base salary as chief executive officer and to maintain this minimum amount of stock ownership throughout his employment. Our chief executive officer is expected to achieve the applicable level of ownership within five years of his becoming chief executive officer.
Under the amended stock ownership guidelines, our executive officers (other than the chief executive officer) are expected to accumulate and hold a number of shares of our common stock with a value equal to three times their annual base salary and to maintain this minimum amount of stock ownership throughout their employment. The executive officers (other than the chief executive officer) are expected to achieve the applicable level of ownership within five years of the date of adoption of the amended stock ownership guidelines, or for future executive officers, within five years of their becoming an executive officer.

The following equity holdings qualify towards satisfaction of the amended stock ownership guidelines: (i) shares directly owned by the executive officer or his or her immediate family members; (ii) shares held in trust, limited partnerships or similar entities for the benefit of the executive officer or his or her immediate family members; (iii) shares subject to restricted stock units or other full-value awards that have vested, but for which an executive officer has elected to defer settlement of the award to a date beyond the date of vesting; (iv) shares subject to restricted stock units or other full-value awards that are unvested and for which the only requirement to earn the award is continued service to the company and for which an executive has elected to defer the settlement of the award to a date beyond the date of vesting and (v) shares subject to stock options and stock appreciation rights that are vested and in the money.
In the event the applicable guideline is not achieved with respect to any executive officer by the applicable deadline, the executive officer will be required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or stock appreciation rights or the vesting of restricted stock units or other full-value awards until the applicable guideline has been achieved. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes. Under certain limited circumstances, the guidelines may be temporarily suspended by our compensation committee at its discretion.
As of the date of this proxy statement, all executive officers are in compliance with the amended ownership guidelines.
Insider Trading Compliance Program
Our employees, including our Named Executive Officers, are prohibited from trading our securities in violation of our insider trading compliance program, including activities such as trading on material, nonpublic information, pledging of our securities as collateral for a loan and trading in derivative securities (e.g., “puts,” “calls,” or other similar hedging instruments) relating to our securities. For more information about our insider trading compliance program, see “Directors, Executive Officers and Corporate Governance—Corporate Governance Matters—Insider Trading Compliance Program.”

Regulatory Considerations

Section 162(m) of the Code (Section 162(m)) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. In connection with 2017 tax reform legislation, the exemption from the deduction limit under Section 162(m) for “performance-based compensation” was repealed, such that compensation paid to our “covered employees” in excess of $1 million will generally not be deductible. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Risk Assessment
Our compensation committee retained Aon, its independent compensation consultant, to evaluate the risk inherent in our executive and non-executive compensation programs. Accordingly, Aon evaluated our executive and non-executive compensation programs and provided a report to the compensation committee. The report concluded that, among other things:
•Overall pay mix, among base salary, variable cash and long-term incentives, was aligned with the practices of our peers;
•Incentive plans are well-aligned with compensation design principles that generally follow best practices;

•Management incentives are capped and require a threshold level of performance that help protect against overpayment in a challenging business environment;
•Severance benefits are closely managed and are not excessive; and
•Share retention guidelines established for executive officers and non-employee directors generally follow best practices.

Compensation Committee Report
The information contained in this report shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
The compensation committee of the board of directors of the Company has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement for the Annual Meeting. Based on this review and discussion, the compensation committee recommended that the Compensation Discussion and Analysis section be included in the Company’s Annual Report on Form 10-K and proxy statement for the Annual Meeting.
This report is submitted by the compensation committee*.

Compensation Committee

Aaron C. Tolson (Chairperson)
Andrea C. Brimmer
Cesar M. Soriano
Dale B. Wolf (served until September 2021)
*A. John Hass was appointed to the compensation committee in March 2022, and did not participate in the review and discussions described above.

2021 Summary Compensation Table
The information below sets forth the “total compensation” earned by our Named Executive Officers for the years ended December 31, 2021, 2020 and 2019. The total compensation presented does not reflect the actual compensation received by our Named Executive Officers. For example, the amounts in the “Stock Awards” column include the grant date fair values of time-based restricted stock units and/or performance-based restricted stock units, granted in that applicable year and the amounts in the “Option Awards” column include the grant date fair values of time-based stock options and/or performance-based stock options granted in that applicable year. These amounts were calculated, with respect to the performance-based restricted stock units and performance-based stock options, by assuming all performance criteria were met at 100% achievement. For more information, see the footnotes to the 2021 Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)(3)		Option Awards(2)(3)		Non-Equity Incentive Plan Compensation(4)	All Other Compensation		Total
Francis S. Soistman	2021	$196,154	$337,877	(5)	$5,811,585	(6)	$4,296,920	(7)	$—	$3,462	(8)	$10,645,998
Chief Executive Officer
Christine A. Janofsky	2021	121,154	—		2,116,497	(9)	—		—	3,635	(8)	2,241,286
Senior Vice President, Chief Financial Officer
Phillip A. Morelock	2021	345,192	—		2,069,390	(10)	—		—	8,700	(8)	2,423,282
Chief Digital Officer	2020	330,346	—		2,807,038		—		48,750	8,550		3,194,684
Timothy C. Hannan	2021	375,000	—		2,131,820	(11)	—		—	8,700	(8)	2,515,520
Former Chief Revenue Officer	2020	377,885	—		2,807,038		—		70,313	17,843		3,273,079
	2019	319,231	—		3,852,976		—		300,000	35,094		4,507,301
Scott N. Flanders	2021	665,630	—		5,591,170	(12)	—		—	2,434,231	(13)	8,691,031
Former Chief Executive Officer	2020	703,846	—		10,878,273		—		218,750	8,550		11,809,419
	2019	600,000	—		8,064,027		—		1,125,000	9,092		9,798,119
Derek N. Yung	2021	201,176	—		1,882,100	(14)	—		—	5,236	(8)	2,088,512
Former Senior Vice President, Chief Financial Officer	2020	419,712	—		2,807,038		—		77,344	5,928		3,310,022
	2019	369,231	—		4,004,177		—		337,500	—		4,710,908
John E. Pierantoni	2021	306,250	—		691,173	(15)	—		—	7,500	(8)	1,004,923
Former Chief Accounting Officer
_______________

(1)Salary includes base salary including payment in respect of accrued paid-time-off and holidays.
(2)Amounts were based on the grant date fair value computed in accordance with FASB ASC Topic 718. Our accounting policies regarding equity compensation and the assumptions used to calculate the value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)For more information regarding our Named Executive Officers’ long-term equity incentives granted in 2021, see “Executive Compensation, Say-on-Pay, Independence of Advisors—Compensation Discussion and Analysis—Compensation Elements.”
(4)Amounts are performance-based cash bonus awards earned and approved by the compensation committee for their respective fiscal years.

(5)Amount represents a $200,000 signing bonus and a $137,877 guaranteed bonus pursuant to the terms of our employment agreement with Mr. Soistman.
(6)Amount represents the grant date fair value of 70,000 performance-based restricted stock units and 72,500 restricted stock units granted in 2021.
(7)Amount represents the grant date fair value of 100,000 performance-based stock options and 100,000 time-based stock options granted in 2021.
(8)Amount represents 401(k) matching contributions.
(9)Amount represents the grant date fair value of 24,042 performance-based restricted stock units and 24,042 restricted stock units granted in 2021.
(10)Amount represents the grant date fair value of 18,000 performance-based restricted stock units and 15,000 restricted stock units granted in 2021.
(11)Amount represents the grant date fair value of 19,000 performance-based restricted stock units and 15,000 restricted stock units granted in 2021.
(12)Amount represents the grant date fair value of 51,218 performance-based restricted stock units and 37,968 restricted stock units granted in 2021.
(13)Amount represents $2,128,767 in cash severance payment, $262,900 in consulting payments, an approximate value of $33,864 in post-termination COBRA-related benefits, and $8,700 in 401(k) matching contributions.
(14)Amount represents the grant date fair value of 15,000 performance-based restricted stock units and 15,000 restricted stock units granted in 2021.
(15)Amount represents the grant date fair value of 3,500 performance-based restricted stock units and 9,214 restricted stock units granted in 2021.
CEO Pay Ratio
We are required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer. On December 31, 2021, the principal executive officer of eHealth was our chief executive officer, Francis S. Soistman. For 2021, the combined annual total compensation for Mr. Soistman was $10,861,967, and for our median employee was $56,861, resulting in a pay ratio of approximately 191:1. The annual total compensation of our chief executive office in the pay ratio disclosure differs from the annual total compensation amount reflected in the Summary Compensation Table because Mr. Soistman was appointed chief executive officer in November 2021. Because Mr. Soistman served as chief executive officer for less than the full year, we annualized his compensation for 2021 by including his annual base salary and full-year target bonus opportunity and excluding the one-time signing and pro-rated guaranteed bonus in 2021.
In 2021 we identified the median employee by aggregating for each applicable employee (a) the annual base salary for salaried employees (or, for hourly employees, the hourly pay rate multiplied by the estimated 2021 work schedule) and (b) the target bonus for 2021, and ranking this compensation measure for our employees from lowest to highest. This calculation was performed for individuals employed by us on December 31, 2021, excluding our chief executive officer, whether employed on a full-time, part-time or seasonal basis. Components of compensation paid in foreign currencies were converted to U.S. dollars based on 2021 average exchange rates. The median was shared by 10 tenured employees. We selected the median of that group for purposes of calculating the pay ratio.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with Securities and Exchange Commission rules based on our internal records and the methodology described above. Because the Securities and Exchange Commission rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2021 Grants of Plan-Based Awards
The following table provides information regarding the amount of cash bonus awards eligible to be earned in 2021 by each of the Named Executive Officers and equity awards granted in 2021 to each of the Named Executive Officers.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Stock Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($ per Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Francis S. Soistman	10/6/2021	9/22/2021				25,000	100,000	100,000			41.03	2,161,800
	10/6/2021	9/22/2021								100,000	41.03	2,135,120
	11/2/2021	10/19/2021				17,500	70,000	70,000				2,498,335
	11/2/2021	10/19/2021							60,000			2,742,000
	11/2/2021	10/19/2021							12,500			571,250
Christine A. Janofsky	11/2/2021	10/19/2021				8,014	24,042	24,042				1,017,778
	11/2/2021	10/19/2021							24,042			1,098,719
	8/23/2021	8/23/2021		95,240	190,490
Phillip A. Morelock	6/14/2021	5/31/2021				3,000	3,000	45,000				187,290
	3/17/2021	3/3/2021				8,125	15,000	18,750				923,000
	3/17/2021	3/3/2021							15,000			959100
	3/3/2021	3/3/2021		195,000	390,000
Timothy C. Hannan	6/14/2021	5/31/2021				4,000	4,000	6,000				249,720
	3/17/2021	3/3/2021				8,125	15,000	18,750				923,000
	3/17/2021	3/3/2021							15,000			959,100
	3/3/2021	3/3/2021		281,250	562,500
Scott N. Flanders	3/17/2021	3/3/2021				20,566	37,968	47,460				2,336,298
	3/17/2021	3/3/2021							37,968			2,427,674
	6/14/2021	5/31/2021				13,250	13,250	19,875				827,198
	3/3/2021	3/3/2021		875,000	1,750,000
Derek N. Yung	3/17/2021	3/3/2021				8,125	15,000	18,750				923,000
	3/17/2021	3/3/2021							15,000			959,100
	3/3/2021	3/3/2021		309,375	618,750
John Pierantoni	3/17/2021	3/3/2021							5,000			319,700
	6/14/2021	5/31/2021				3,500	3,500	5,250				218,505
	9/23/2021	9/9/2021							4,214			152,968
_______________

(1)Represents target and maximum cash bonus payouts under the 2021 executive bonus program as described in “Executive Compensation, Say-on-Pay, Independence of Advisors—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonus Awards.” The actual bonus amounts paid to each Named Executive Officer are disclosed in the 2021 Summary Compensation Table set forth above.
(2)Represents performance-based restricted stock units and performance-based stock options (for Mr. Soistman only) granted in 2021.
(3)Represents time-based restricted stock units granted in 2021.
(4)Represents time-based stock options granted in 2021.
(5)Amounts shown reflect the grant date fair value of restricted stock and option awards (both time-based and performance-based) granted in 2021, computed in accordance with FASB ASC Topic 718. Our accounting policies regarding equity compensation and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

2021 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of equity securities underlying outstanding option awards and unvested restricted stock units for each Named Executive Officer as of December 31, 2021. Certain of our Named Executive Officers have elected to defer settlement of vested restricted stock units pursuant to the terms of a deferral election. Vested restricted stock units are not included in the table below. Vested restricted stock units are reflected in the table and related footnotes under “Security Ownership of Certain Beneficial Owners and Management,” “2021 Option Exercises and Stock Vested at Fiscal Year-End” and “2021 Non-Qualified Deferred Compensation Table.” See “Executive Compensation, Say-on-Pay, Independence of Advisors—Compensation Discussion and Analysis—Compensation Elements—Equity Incentive Awards” for a description of equity awards granted in 2021.

					Option Awards			Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
			Vested (#)	Unexercisable (#)
Francis S.Soistman	10/6/2021	(2)		100,000		41.03	10/06/2028
	10/6/2021	(3)			25,000	41.03
	11/2/2021	(3)								17,500	446,250
	11/2/2021	(4)						60,000	1,530,000
	11/2/2021	(5)						11,718	298,809
Christine A. Janofsky	11/2/2021	(3)								8,014	204,357
	11/2/2021	(6)						24,042	613,071
Phillip A. Morelock	10/16/2018	(7)	8,541	1,459		29.78	10/16/2025
	10/16/2018	(8)						2,500	63,750
	12/18/2018	(9)						1,000	25,500
	12/17/2019	(10)						2,500	63,750
	4/21/2020	(3)								4,167	106,259
	4/21/2020	(11)						9,375	239,063
	3/17/2021	(12)						2,500		13,125	334,688
	3/17/2021	(13)						15,000	382,500
	6/14/2021	(14)								3,000	76,500
Timothy C. Hannan	7/18/2017	(15)	7,500			18.60	7/18/2024
	4/17/2018	(16)						3,750	95,625
	4/16/2019	(17)								21,874	557,787
	4/16/2019	(18)						4,250	108,375
	10/15/2019	(17)								11,875	302,813
	4/21/2020	(3)								4,167	106,259
	4/21/2020	(11)						9,375	239,063
	3/17/2021	(12)						2,500		13,125	334,688
	3/17/2021	(13)						15,000	382,500
	6/14/2021	(14)								4,000	102,000
Scott N. Flanders	6/3/2016	(19)	150,000			13.58	6/3/2023
Derek N. Yung
John E. Pierantoni
_______________

(1)The market value of restricted stock unit awards that have not vested is calculated by multiplying the number of units that have not vested by the closing price of our common stock on December 31, 2021, which was $25.50.
(2)The option consists of 100,000 options that vests as to 1/4th of the shares on September 22, 2022 and 1/48th of the shares upon completion of each month of continuous service thereafter. The remaining 100,000 options vest upon achievement of one or more of the stock price thresholds, subject to the executive officer’s continuing to provide services to us.

(3)The number of shares shown is based upon achieving threshold stock price performance goals as of December 31, 2021. Upon achievement of one or more of the stock price thresholds, the percentage that becomes eligible to vest would vest on the one-year anniversary of achieving the applicable stock price threshold, subject to the executive officer's continuing to provide services to us through the vesting date. As of December 31, 2021, none of the performance goals has been met.
(4)1/4th of the shares subject to the restricted stock units vest on the first anniversary of September 22, 2021 and in equal quarterly installments thereafter, subject to the executive officer’s continued service with us.
(5)1/16th of the shares subject to the restricted stock units vest on the date of grant of November 2, 2021 and in equal quarterly installments thereafter, subject to the executive officer’s continued service with us.
(6)1/4th of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of September 10, 2021, subject to the executive officer’s continued service with us.
(7)The option vests 25% of the shares one year after July 16, 2018 and 1/48th of the shares upon completion of each month of continuous service thereafter.
(8)1/4th of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of July 16, 2018, subject to the executive officer’s continued service with us.
(9)1/4th of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of October 7, 2018, subject to the executive officer’s continued service with us.
(10)1/4th of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of September 8, 2019, subject to the executive officer’s continued service with us.
(11)1/4th of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 30, 2020, subject to the executive officer’s continued service with us.
(12)The number of shares shown is based upon achieving threshold adjusted EBITDA performance goals over a two-year period from January 1, 2021 through December 31, 2022 and target stock price performance goals. As of December 31, 2021, the threshold stock price performance goals has been met and none of the adjusted EBITDA performance goals has been met.
(13)1/4th of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 30, 2021, subject to the executive officer’s continued service with us.
(14)The number of shares shown is based upon achieving threshold adjusted EBITDA performance goals over a one-year period from January 1, 2021 through December 31, 2021. As of December 31, 2021, none of the performance goals have been met.
(15)The option vests as to 25% of the shares one year after June 26, 2017 and 1/48th of the shares upon completion of each month of continuous service thereafter.
(16)1/4th of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 30, 2018, subject to the executive officer’s continued service with us.
(17)The number of shares shown is based upon achieving threshold revenue and adjusted EBITDA margin performance goals over 4 fiscal quarters. Upon achievement of the performance thresholds, the percentage that becomes eligible to vest would vest June 30, 2022, subject to the executive continuing to provide services to us through the vesting date. As of December 31, 2021, none of the performance goals have been met.
(18)1/4th of the shares subject to the restricted stock units vest on each anniversary of the vesting start date of March 30, 2019, subject to the executive officer’s continued service with us.
(19)The option vests as to 1/4th of the shares one year after May 31, 2016 and 1/48th of the shares upon completion of each month of continuous service thereafter.
2021 Option Exercises and Stock Vested at Fiscal Year-End
The following table presents certain information concerning the exercise of stock options by each of our Named Executive Officers during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Francis S. Soistman	—	$—	782	$35,737
Christine A. Janofsky	—	—	—	—
Phillip A. Morelock	—	—	7,875	462,255
Timothy C. Hannan	—	—	11,500	805,405
Scott N. Flanders	150,000	4,294,487	18,703	1,057,662
Derek N. Yung	74,374	3,206,369	10,625	702,150
John E. Pierantoni	—	—	1,583	89,967
_______________

(1)The value realized equals the difference between the option exercise price and the fair market value of the company's common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)The value realized equals the fair market value of the company’s common stock on the date of vesting, multiplied by the number of shares of stock that have vested.

2021 Non-Qualified Deferred Compensation Table
We adopted a restricted stock unit deferral program that allows our Named Executive Officers to elect to defer settlement of vested restricted stock units. The following non-qualified deferred compensation table summarizes activities during 2021 and account balances relating to these deferred restricted stock units for our Named Executive Officers.

Name	Executive Contributions in 2021(1)	Company Contributions in 2021	Aggregate Earnings/Loss in 2021(2)	Aggregate Withdrawal/ Distributions in 2021	Aggregate Balance at 12/31/2021(3)
Scott N. Flanders	$—	—	$(21,020,811)	—	$11,883,255
_______________

(1)Consisted solely of stock price decline of the Named Executive Officer’s deferred restricted stock units during 2021.
(2)Amount represents the cumulative value of the Named Executive Officer’s deferral activities, including earnings and withdrawals thereon as of December 31, 2021. The reported dollar values are calculated by multiplying the number of deferred restricted stock units held by the Named Executive Officer as of December 31, 2021 by the closing price of our common stock on December 31, 2021.
Pension Benefits
None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Non-Qualified Deferred Compensation
None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. However, we have adopted a restricted stock unit deferral program that allows our Named Executive Officers to elect to defer settlement of vested restricted stock units.
Employment Agreements, Severance Agreements and Change of Control Arrangements
Agreement with Mr. Soistman
We entered into an employment agreement with Mr. Soistman, our chief executive officer and director, in December 2021 (the “Soistman Employment Agreement”). Under the terms of the Soistman Employment Agreement, if Mr. Soistman’s employment is terminated by us without cause or if he voluntarily resigns for good reason, and provided that any such termination occurs during the period beginning with the date that is four months prior to and ending on the date 12 months following a change of control (as such term is defined in the Soistman Employment Agreement) (the “Change of Control Period”), Mr. Soistman will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to 24 months of his then current annual base salary; (ii) a cash payment in an amount equal to two times his target cash incentive award for such year; (iii) company‑paid COBRA premiums for up to 18 months; (iv) 100% vesting of any outstanding and unvested time-based equity awards; and (v) accelerated vesting for any performance-based equity awards that have satisfied a performance goal but for which service-based vesting has not yet been satisfied.

If Mr. Soistman’s employment is terminated by us without cause or if he voluntarily resigns for good reason and provided that any such termination occurs other than during the Change of Control Period, Mr. Soistman will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to 24 months of his then current annual base salary; (ii) a cash payment in an amount equal to his target cash incentive award for such year, on a prorated basis; (iii) company‑paid COBRA premiums for up to 18 months, (iv) full vesting of the Starting RSUs, and 12 additional months of vesting credit with respect to the Time-Based Option and the Time-Based RSUs (and, in the case of a voluntary resignation for good reason, 12 additional months of vesting credit with respect to other time-based awards, as if the award had been subject to monthly vesting); and (v) accelerated vesting for any performance-based equity awards that have satisfied a performance goal, but for which the service-based vesting has not yet been satisfied.
Assuming Mr. Soistman terminated his employment with us for good reason or we terminated Mr. Soistman’s employment without cause within the Change of Control Period on December 31, 2021, we would have been required to pay Mr. Soistman severance of an aggregate value of approximately $5,003,992, consisting of $3,150,000 in cash severance payments, an estimated amount of $25,183 for health insurance premiums and a value of $1,828,809 from the acceleration of unvested equity awards. The value from the acceleration of unvested equity awards is calculated by multiplying the number of unvested shares subject to outstanding restricted stock units awards by the closing market price on December 31, 2021, which was $25.50 (the “December 2021 Share Value”). Assuming Mr. Soistman terminated his employment with us for good reason or we terminated Mr. Soistman’s employment without cause outside of the Change of Control Period on December 31, 2021, we would have been required to pay Mr. Soistman severance with an aggregate value of approximately $3,031,492, consisting of $2,325,000 in cash severance payments, an estimated amount of $25,183 for health insurance premiums and a value of $681,309 from the acceleration of equity awards.
Agreements with Ms. Janofsky and Messrs. Morelock and Hannan
We entered into a severance agreement with each of Ms. Janofsky and Messrs. Morelock and Hannan (each, the “Executive Severance Agreement”). Pursuant to the Executive Severance Agreement, if the executive is terminated by us “without cause” or if the executive voluntarily resigns for “good reason” (as such terms are defined in the Executive Severance Agreement), the executive will be entitled to receive the following severance payment and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to twelve months of the executive’s then-current annual base salary; and (ii) company-paid group health, dental and vision benefits for the executive and his or her covered dependents for up to twelve months. In addition, if the executive is terminated by us “without cause” or if the executive voluntarily resigns for “good reason” during the 12-month period following a change of control (as such term is defined in the Executive Severance Agreement), then the Executive will also be entitled to receive the following severance payment and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to 100% of his or her then-current target annual cash bonus; and (ii) 100% vesting of any outstanding and unvested time-based equity awards granted to the executive.
We also granted performance-based restricted stock units to each of Ms. Janofsky and Messrs. Morelock and Hannan which provide for full acceleration of the portion of the award (if any) for which the applicable performance goals had been met if the executive is terminated without cause and/or if the executive voluntarily resigns for good reason (as such term is defined in the applicable performance-based restricted stock units) during the one-year period following a Change in Control (as defined in the Equity Plan).
Assuming Ms. Janofsky terminated her employment with us for good reason or we terminated Ms. Janofsky’s employment without cause within the Change of Control Period on December 31, 2021, we would have been required to pay Ms. Janofsky severance of an aggregate value of approximately $1,418,073, consisting of $787,500 in cash severance payments, an estimated amount of $17,502 for health insurance premiums and a value of $613,071 from the acceleration of unvested equity awards. Assuming Ms. Janofsky terminated her employment with us for good reason or we terminated Ms. Janofsky’s employment without cause outside of the Change of Control Period on December 31, 2021, we would have been required to pay Ms. Janofsky severance with an aggregate value of approximately $467,502, consisting of $450,000 in cash severance payments and an estimated amount of $17,502 for health insurance premiums.

Assuming Mr. Morelock terminated his employment with us for good reason or we terminated Mr. Morelock’s employment without cause within the Change in Control Period on December 31, 2021, we would have been required to pay Mr. Morelock severance of an aggregate value of approximately $1,359,422, consisting of $520,000 in cash severance payments, an estimated amount of $1,110 for health insurance premiums and a value of $838,312 from the acceleration of unvested equity awards. Assuming Mr. Morelock terminated his employment with us for good reason or we terminated Mr. Morelock’s employment without cause outside of the Change in Control Period on December 31, 2021, we would have been required to pay Mr. Morelock severance with an aggregate value of approximately $326,110, consisting of $325,000 in cash severance payments and an estimated amount of $1,110 for health insurance premiums.
On January 31, 2022, we terminated the employment of Mr. Hannan. Pursuant to the terms of the Executive Separation Agreement with Mr. Hannan, we paid Mr. Hannan severance with an aggregate value of approximately $382,299, consisting of a cash severance payment of $375,000 and an aggregate value of $7,299 for 12-month post termination health insurance premiums.
Agreements with Mr. Flanders
The employment of Mr. Flanders, our former chief executive officer, terminated on October 31, 2021. In connection with this separation, we entered into a separation and release agreement with Mr. Flanders on September 22, 2021 (the “Flanders Separation Agreement”). The Separation Agreement entitles Mr. Flanders to a cash severance payment in an amount equal to $2,128,767 and company-paid COBRA premiums for up to 18 months. The Separation Agreement also provides that 6,328 performance-based restricted stock units (for which the performance metrics have been achieved) will be accelerated with respect to their time-based vesting requirement as of December 31, 2021. The Flanders Separation Agreement includes a release of claims by Mr. Flanders in favor of the Company and its affiliates and provides that Mr. Flanders will provide consulting services to us from November 1, 2021 through no later than December 31, 2021, to assist with the transition of his duties and responsibilities. As part of the consulting agreement, the Company is to pay Mr. Flanders consulting fees equal to $58,333 per month, as well as a final consulting payment equal to $146,233. The total value of Mr. Flanders’ severance payments and benefits was $2,586,895, consisting of a cash severance payment of $2,128,767, consulting payments totaling $262,900, a value of $161,364 from the acceleration of equity awards, and an aggregate value of $33,864 for 18-month post termination health insurance premiums.
Agreements with our Named Executive Officers - General
Any severance payments to which one of our Named Executive Officers is entitled will be paid by us on such date as necessary to avoid the imposition of additional taxes under Section 409A of the Code. We are not obligated to pay our Named Executive Officers a gross-up for taxation on their severance benefits. We have not entered into employment agreements with any of the Named Executive Officers that specify a fixed term of employment. The employment of each Named Executive Officer with us is “at will.”
Equity Incentive Plans
Under the Equity Plan, the board of directors or its compensation committee, as administrators of the Equity Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options and restricted stock units held by our Named Executive Officers and any other person in connection with a Change of Control (as defined in the Equity Plan). In addition, outstanding equity awards granted to our non-employee directors become fully vested upon a Change of Control.

Equity Compensation Plan Information
The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,418,025	$18.39	1,540,495	(2)
Equity compensation plans not approved by security holders (3)	389,802	41.03	19,416	(4)
Total	2,807,827	$29.07	1,559,911
_______________

(1)Consists of the Equity Plan and 2020 Employee Stock Purchase Plan.
(2)A total of 7,000,000 shares of our common stock are authorized and reserved for issuance under the Equity Plan, as amended and a total of 500,000 shares of common stock are authorized and reserved for issuance under the 2020 Employee Stock Purchase Plan.
(3)Consists of the 2021 Inducement Plan. The 2021 Inducement Plan was adopted in September 2021 and allows the grant of equity compensation awards to individuals as an incentive for them to become employees of the Company. The 2021 Inducement Plan allows the grant of stock options, stock appreciation rights, restricted stock awards and restricted stock units. The exercise price of any stock options and stock appreciation rights must be at least 100% of the fair market value of the covered shares as of the grant date. Our compensation committee of our board of directors administers the 2021 Inducement Plan, including (but not limited to), the authority to determine the individuals who will receive awards, the amount of the awards, and the terms and conditions of the awards (including any performance goals or other vesting requirements), subject to the terms of the 2021 Inducement Plan.
(4)A total of 410,000 share are authorized and reserved for issuance under the 2021 Inducement Plan.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit and other services rendered in 2020 and 2021 (in thousands):

	Fiscal Year Ended
	2020	2021
Audit fees(1)	$3,031	$3,596
Tax fees(2)	143	249
All other fees(3)	2	27
	$3,176	$3,872
_______________
(1)Audit fees: These fees consist of professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements, accounting advice and consultations, as well as accounting advice and services that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements.
(2)Tax fees: These fees consist of professional services rendered for tax compliance.
(3)All other fees: These fees consist of services not captured in the audit, audit-related or tax categories, including fees relating to accounting research software.
The audit committee considered whether the provision of services other than audit services is compatible with maintaining Ernst & Young LLP’s independence.
Pre-Approval Policies and Procedures
The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All audit and permissible non-audit services were pre-approved by the audit committee in accordance with the pre-approval policy described above.
Required Vote and Board of Directors Recommendation
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. This ratification is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the audit committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of us and our stockholders.
The board of directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described below and elsewhere in this proxy statement.
The goal for our executive compensation program is to attract, motivate and retain talented and dedicated executive officers. We seek to accomplish this goal in a way that directly links compensation to measurable corporate and individual performance and focuses executive officers on achieving near- and long-term corporate objectives and strategy. We believe that our executive compensation program satisfies this goal and rewards our executives for creating stockholder value.
The Compensation Discussion and Analysis, beginning on page 33 of this proxy statement, describes our executive compensation program and the decisions made by our compensation committee relating to 2021 in more detail. We urge our stockholders to read the Summary Compensation Table and other related compensation tables and narrative, beginning on page 51 of this proxy statement, which provides detailed information on the compensation of our Named Executive Officers.
We request stockholder approval of the compensation of our Named Executive Officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables). We currently plan to hold a vote, on an advisory basis, annually and expect that the next such stockholder advisory vote will occur at the 2023 Annual Meeting of Stockholders.
As an advisory vote, this proposal is not binding upon us. However, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Required Vote and Board of Directors Recommendation
Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.
The board of directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with Securities and Exchange Commission rules.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO EHEALTH, INC.
AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment to our Amended and Restated 2014 Equity Incentive Plan (the “Equity Plan”) to increase the maximum number of shares that may be issued under the Equity Plan by 3,000,000 shares (the “Amendment”). If approved by stockholders, the Amendment will increase the maximum number of shares that may be issued under the Equity Plan from 7,000,000 shares to 10,000,000 shares and no other material changes to the Equity Plan will be made as a result of the Amendment.
Our board of directors has determined that it is in the best interests of the Company and its stockholders to approve the Amendment. If the stockholders do not approve the Amendment, the current Equity Plan will remain in place. The Equity Plan was last approved by our stockholders at our 2019 Annual Meeting of Stockholders and is set to expire on June 12, 2024. Other than the Amendment, no material changes to the Equity Plan have been made since the 2019 Annual Meeting.
Reasons for Seeking Stockholder Approval

We believe the following are important considerations for stockholders in determining whether to approve the Amendment:
• Equity Awards are Essential to Talent Acquisition and Retention
We are an ecommerce company and must compete for talent against other internet and technology companies. In order for us to attract and retain talent of the caliber we require, it is essential that we award equity compensation competitively as compared to these competitor companies. Equity awards are a foundational component of total compensation not only for our Named Executive Officers, but also for our general employee population. We have relied on the use of employee equity awards to attract, reward and motivate our employees, and to tie their financial interests to those of our stockholders. We currently maintain our 2021 Inducement Plan in addition to the Equity Plan, which is limited to grants made as a material inducement for new employment (or employment after a bona fide period of non-employment) with the Company. Therefore, although our 2021 Inducement Plan is quite helpful in our efforts to grant new hire awards that may attract talent to the Company, it is not sufficient for all our hiring, retention and compensation needs. If stockholders do not approve the proposal, we will need to shift our compensation structure away from equity and increase cash compensation to maintain competitive compensation packages. Any resultant flight of our experienced talent could threaten our ability to meet our objectives in the future.
• We are committed to executing on our strategic priorities and achieving sustainable profitable growth
We are committed to achieving our strategic vision and priorities, including our cost transformation initiatives, as outlined in our Annual Report on 10-K for the year ended December 31, 2021. The use of equity awards has assisted us and will continue to assist us in ensuring that our executives are focused on long term value creation for our stockholders and in enabling us to attract and retain the talent needed to execute on our strategic priorities while managing our cash flow. We believe that the approval of the Amendment as described in this proposal is instrumental to our ongoing success and our ability to provide increased value to our stockholders.
• We are Committed to Sound Equity Grant Practices
Our Equity Plan contains provisions that protect the interests of stockholders and are generally accepted to be “best practices.” For example, the Equity Plan does not feature automatic share replenishment or an “evergreen” provision; does not permit the repricing of stock options and stock appreciation rights without stockholder approval; does not allow liberal share counting or the “recycling” of shares; and it does not feature a “liberal” change-in-control definition. The Equity Plan is administered by the compensation committee of our board of directors, which consists solely of “Outside Directors” as defined in the Equity Plan.
• We are Managing our Annual Burn Rate Despite Executive Turnover
Our burn rate was impacted by the turnover of our executive officers over the last few years. We hired each of our current chief executive officer, chief financial officer, and chief operating officer and chief transformation officer within the past year. Despite the large number of equity awards needed to recruit this new executive talent, we have managed our overall burn rate to be consistent with those of our peer group discussed in the Compensation Discussion and Analysis section of this proxy statement.
At our 2019 Annual Meeting of Stockholders, our stockholders approved an increase to the Equity Plan share pool of 2,500,000 shares and we indicated our expectation that the share pool would last at least two years. We have managed our share pool judiciously as it has been three years since we sought stockholder approval of an increase in the share pool. We are dedicated to effectively rewarding, incentivizing and retaining our employees with a competitive equity compensation program while appropriately managing stockholder dilution.
• Our Equity Program is Performance-Based
The aim of our executive compensation program is to tie the pay of our Named Executive Officers to both their own and the company’s performance. In 2021, 2020, and 2019, we have granted no less than 50% of the equity awards to our Named Executive Officers in the form of performance-based awards. Our burn rate was impacted by the large percentage of equity awards granted as performance-based awards, as we would have granted fewer shares to deliver the same value to these executives if the awards had not been contingent on achieving performance thresholds. In addition, we have set aspirational stock price and financial performance goals that make the performance-based awards difficult to achieve.
• We have Received Favorable Votes on our Say-on-Pay Proposals
Our focus on pay for performance has garnered favorable votes on our annual say-on-pay proposals. In 2021, 2020 and 2019, 85%, 99% and 99% of our stockholders casting votes, respectively, voted in favor of our say-on-pay proposal. Our record of stockholder approval of our say-on-pay proposals is indicative of the success of our equity compensation practices.

Other Considerations Regarding Our Request for Additional Shares
Shares reserved for issuance. As of the Record Date, we had 1,406,884 shares available for grant under the Equity Plan. We are asking for approval of an additional 3,000,000 shares to be authorized for issuance under the Equity Plan. The proposed share increase is expected to last approximately one year, based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, our historical forfeiture rates, as well as the number of shares we currently have available for grant. However, circumstances could alter this projection, such as a change in business conditions or our company strategy. In determining the number of shares we are asking stockholders to approve for use under the Equity Plan, we considered an estimate of our projected usage and our view of investor concerns about these types of proposals, including the following key plan metrics. As of the Record Date, we also had 366,404 shares available for grant under our 2021 Inducement Plan. The closing price of our common stock on the Nasdaq Stock Market as of the Record Date was $9.06 per share.
Overhang. On the Record Date, we had awards covering 1,954,609 shares outstanding under the Equity Plan, equity awards covering 542,397 shares outstanding under our 2021 Inducement Plan and 26,835,670 shares of our common stock outstanding. Assuming stockholders had approved the Amendment on that date, our overhang would have been 21.3%. For this purpose, we calculated overhang as (i) the number of awards outstanding under all of our equity incentive plans as of the Record Date, plus the number of shares that would be available for future awards if stockholders approve this proposal, divided by (ii) our fully diluted shares outstanding (including the outstanding and newly reserved shares in (i)) as of the Record Date.
Burn rate. Gross burn rate measures our usage of shares for our equity incentive plans as a percentage of our outstanding stock. For 2021, 2020 and 2019, our gross burn rates were 6.0%, 4.0%, and 4.3%, respectively. We calculated our gross burn rate by dividing the number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. Our gross burn rate in 2021 was adversely impacted by the grant of equity awards to executive officers who subsequently terminated employment with us in 2021 as well as new executive officers who joined us during 2021. After reflecting equity awards cancelled and returned to the equity incentive plans due to employee terminations, our net burn rate in 2021 was in line with our historical levels. Net burn rate reflects equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the weighted average number of shares outstanding. Our net burn rates for 2021, 2020, and 2019 were 2.8%, 2.6%, and 3.5%, respectively. During these years, our burn rate was adversely impacted by the hiring of new executive officers to position the company for future growth as well as the decrease in our stock price in 2021 and 2020. We plan to reduce our overall compensation expense and the number of grant recipients in future years, although circumstances could alter this projection.
We are an ecommerce company that competes for talent with other internet and technology employers in California’s Silicon Valley. To remain competitive so that we can attract and retain excellent talent, it is essential that we award equity compensation at a level that allows us to compete with other Silicon Valley companies. As a result, we evaluate our burn rate in comparison with the burn rates of the peer group that we identify in this proxy statement, and our burn rate is in line with the burn rates of that peer group. Our three-year average gross burn rate and net burn rate was 4.8% and 3.0% respectively, as compared to the median three-year average gross burn rate and net burn rate of 5.1% and 3.5% of our peer group. Certain proxy advisory firms have acknowledged our peer group to some degree when evaluating the compensation we pay to our executives by using both the peer group that we identify in our proxy statement and their own list of comparator companies that overlaps with our peer group. The proxy advisory firms, however, have generally not used the same approach when evaluating our use of equity compensation under our equity incentive plans and have instead compared us against an insurance category of companies.
You can find additional information about our historical equity grants in note 5 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
Equity Plan Highlights
The Equity Plan contains provisions that are consistent with our compensation philosophy and designed to protect the interest of our stockholders, including the following:

Feature	Description
Prohibition on Liberal Share Recycling	The Equity Plan prohibits liberal share recycling, meaning that under the Equity Plan, shares tendered in payment of the exercise price of a stock option, shares withheld to satisfy a tax withholding obligation, and shares that are repurchased by the Company with stock option proceeds will not be added back to the Equity Plan.
No Discounted Stock Options or Stock Appreciation Rights	The Equity Plan does not permit the use of “discounted” stock options or stock appreciation rights.
No Re-Pricing of Stock Options or Stock Appreciation Rights	The Equity Plan does not permit the “repricing” of stock options and stock appreciation rights without stockholder approval (except to reflect non-ordinary stock dividends, stock splits or similar transactions and changes in capitalization).
No “Liberal” Change in Control Definition	The Equity Plan does not provide a “liberal” change in control definition, which means that under the Equity Plan, a change in control must actually occur in order for the change in control provisions in the Equity Plan to be triggered.
Limits on Material Amendments and No Evergreen Provision
The Equity Plan authorizes a maximum number of shares of common stock and stockholder approval will be required for any additional shares or, to the extent required under applicable laws or rules, to make a material or other amendment to the Equity Plan.

Description of the Equity Plan
The following paragraphs provide a summary of the principal features of the Equity Plan and its operation. The Equity Plan, as proposed to be amended, is set forth in its entirety as Appendix B to this proxy statement. The following summary is qualified in its entirety by reference to the Equity Plan, as proposed to be amended.
Eligibility. Employees of us or any parent or subsidiary of the company, members of our board of directors who are not employees, and consultants of us or any parent or subsidiary of the company are eligible to participate in the Equity Plan, provided a person will not be eligible to receive an award under the Equity Plan as a consultant if such an award would cause shares to be ineligible for registration under the Securities Act on Form S-8. As of the Record Date, the Company had approximately 1,704 employees, eight members of our board who are not employees and approximately 49 consultants, of which 540 employees, seven member of our board and five consultants are participants of the Equity Plan. Further, only employees of the company or a parent or subsidiary of the company may receive incentive stock options under the Equity Plan. Not all of these persons have received or are expected to receive grants under the Equity Plan, however. The compensation committee of our board of directors determines which eligible persons will receive grants under the Equity Plan.
Purpose. The purpose of the Equity Plan is to promote our long-term success and create stockholder value by (i) encouraging our employees and other service providers to focus on our performance, (ii) encouraging the attraction and retention of employees and other service providers with exceptional qualifications and (iii) linking our employees and other service providers’ interests directly to stockholder interests through increased stock ownership. The Equity Plan seeks to achieve these purposes by providing for awards in the form of restricted shares, stock units, stock options or stock appreciation rights.

Shares Subject to Equity Plan. If stockholders approve the Amendment, a total of 10,000,000 shares will be reserved for issuance under the Equity Plan. The shares may be authorized, but unissued, or treasury shares of our common stock.
Shares subject to equity awards under the Equity Plan that expire or are cancelled or forfeited will again become available for issuance under the Equity Plan. However, shares available under the Equity Plan will not be increased by shares withheld to satisfy tax withholding obligations, shares tendered or withheld in payment of the purchase price of an option or shares repurchased by the company with proceeds received from the exercise of an option issued under the Equity Plan. Shares available will be reduced by the gross, rather than the net, number of shares subject to a stock appreciation right exercise. The shares available will not be reduced by equity awards settled in cash. Any dividend equivalents paid or credited under the Equity Plan shall, if paid in shares, reduce the number of shares issuable under the Equity Plan.
In the event of a stock split, stock dividend (other than regular, ongoing dividends) or similar recapitalization, appropriate adjustments will automatically be made to the Equity Plan share pool, the number of shares covered by outstanding awards, the annual limits applicable to Equity Plan awards, including automatic awards to be granted under the Equity Plan to our Outside Directors, and the exercise price of options and stock appreciation rights (which would not be considered a repricing under the Equity Plan).
Administration. The compensation committee of our board of directors administers the Equity Plan. The compensation committee has the complete discretion to make all decisions relating to the Equity Plan.
Types of Award. The Equity Plan provides for the following types of awards:
• incentive and nonstatutory stock options to purchase shares of our common stock;
• restricted shares and restricted stock units (also referred to as stock units) covering shares of our common stock; and
• stock appreciation rights.
Options and Stock Appreciation Rights. The exercise price for options granted under the Equity Plan may not be less than 100% of the fair market value of our common stock on the option grant date.
A participant who exercises a stock appreciation right receives the increase in value of our common stock over the base price. The base price for stock appreciation rights granted under the Equity Plan shall be determined by the compensation committee, but shall not be less than 100% of the fair market value of the underlying common stock on the grant date. The settlement value of the stock appreciation right may be paid in cash, shares of common stock or a combination of both, as specified in the award agreement.
Options and stock appreciation rights vest at the times determined by the compensation committee and have a maximum term of seven years from the date of grant. No participant may receive options covering more than 500,000 shares in one Company fiscal year (increased to 1,000,000 shares in the first fiscal year of employment). Similarly, no participant may receive stock appreciation rights covering more than 500,000 shares in one Company fiscal year (increased to 1,000,000 shares in the first fiscal year of employment).
Restricted Shares and Stock Units. Restricted shares may be awarded under the Equity Plan in return for such legal consideration, if any, as the compensation committee determines. Restricted shares may or may not be subject to vesting and vesting, if any, shall occur upon satisfaction of the conditions specified by the compensation committee.
Stock units may also be awarded under the Equity Plan. Cash consideration is not required of the recipients of stock units. Each award of stock units may or may not be subject to vesting and vesting, if any, shall occur upon satisfaction of the conditions specified by the compensation committee. Settlement of vested stock units may be made in the form of cash, shares of common stock or a combination of both. The compensation committee may award dividend equivalents in connection with the grant of stock units. These may be paid in cash, in shares of common stock or a combination of both, as specified by the compensation committee. Settlement of stock units may be deferred past the vesting date, as specified by the compensation committee. No participant may receive restricted shares that are subject to performance-based vesting covering more than 500,000 shares in one Company fiscal year. Similarly, no participant may receive stock units that are subject to performance-based vesting covering more than 500,000 shares in one Company fiscal year.
Automatic Award Grants to Outside Directors. Outside directors who first become a member of the board of directors will receive a one-time grant covering the number and type or types of awards, and with the terms and conditions set by our board of directors or our compensation committee in its discretion. An outside director who was previously our employee will not receive this initial award.
Upon conclusion of each regular annual meeting of our stockholders or at such other time as determined by the board of directors or our compensation committee, outside directors who will continue serving as a member of the board of directors thereafter will receive an automatic grant covering the number and type or types of awards, and with the terms and conditions set by our board of directors or our compensation committee in its discretion. However, an outside director will not receive such an award in the same calendar year in which he or she received an initial outside director award.
All such awards to the outside directors will become exercisable in full if the company has a change in control before the outside director’s service with us terminates. The awards most recently granted to outside directors are discussed in more detail in the “Directors, Executive Officers and Corporate Governance—Non-Employee Director Compensation” section above.

Change of Control. In the event of a Change in Control (as defined in the Equity Plan) of the Company, all Equity Plan awards shall be treated as determined by the compensation committee, which may provide for one or more of the following:
• Automatic acceleration of vesting of an Award upon the Change in Control or upon certain terminations following a Change in Control;
• The assumption or substitution of any outstanding awards by the surviving corporation or its parent;
• Accelerated vesting of outstanding options and stock appreciation rights, followed by their cancellation;
• The cancellation of any outstanding options and stock appreciation rights in exchange for a payment (in cash or stock) equal to the per share price received in the transaction less the exercise price (such payment may be subject to the vesting schedule of the cancelled option or stock appreciation right); and
• The cancellation of any outstanding stock units in exchange for a payment (in cash or stock) equal to the value of the underlying shares if any, on the date of the merger or consolidation (such payment may be subject to the vesting schedule of the cancelled stock unit).
Dissolution or Liquidation. To the extent not previously exercised or settled, options, stock appreciation rights and stock units will terminate immediately prior to the dissolution or liquidation of the company.
Amendment or Termination. Our board of directors may amend or terminate the Equity Plan at any time. If our board of directors amends the plan, it does not need to ask for stockholder approval of the amendment unless applicable law requires it. The Equity Plan will continue in effect for ten years from the date of approval by stockholders on June 12, 2014, unless the board of directors decides to terminate the plan earlier.
Performance Goals. The compensation committee (in its discretion) may make performance goals applicable to a participant with respect to an Award, including but not limited to restricted stock and stock units.
Certain United States Federal Income Tax Information
The following paragraphs are a summary of the general U.S. federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Equity Plan. Tax consequences for any particular individual may be different.
The following discussion assumes that the fair market value of our common stock on the date of exercise is greater than the per share exercise price.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. The Company will generally be entitled to a tax deduction in the year compensation income is recognized by the participant in an amount equal to the compensation income recognized by the participant.
Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar to nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. The Company will generally be entitled to a tax deduction in the year compensation income is recognized by the participant (if at all) in an amount equal to the compensation income recognized by the participant.
Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.
Restricted Stock Awards. Restricted stock received pursuant to awards, including performance-based awards, will generally be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a holder of restricted stock does not make the election described below, the holder realizes no taxable income upon the receipt of restricted stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions applicable to the restricted stock lapse, the holder will realize compensation income equal to the fair market value of the shares at that time, less any amount paid for the shares, and the Company will generally be entitled to a corresponding deduction. Individuals receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the restricted stock holder elects to realize compensation income with respect to the shares when the restricted stock is granted rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and the Company will generally be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize a capital gain or loss with respect to the shares when they are sold.
Stock Units. A participant who is granted a stock unit will not recognize any compensation income upon grant. The participant will recognize compensation income equal to the amount of cash and the fair market value of our common stock delivered to the participant in settlement of the stock units. The Company will generally be entitled to a tax deduction in the year the stock unit is settled in an amount equal to the compensation income recognized by the participant.
Section 409A. Section 409A of the Code contains certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Equity awards granted under the Equity Plan with a deferral feature will be subject to the requirements of Section 409A. If an equity award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that equity award may recognize ordinary income on the amounts deferred under such equity award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an equity award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest. In addition, certain states (such as California) have laws similar to Section 409A and, as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

Section 162(m). As noted earlier in this proxy statement in the section entitled “Regulatory Considerations,” Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. In connection with 2017 tax reform legislation, the exemption from the deduction limit under Section 162(m) for “performance-based compensation” was repealed, such that compensation paid to our “covered employees” in excess of $1 million will generally not be deductible. No new awards granted under the Equity Plan will qualify for the 162(m) exemption due to these changes in applicable law.

Prior to the enactment of tax reform legislation, for the grant of awards under a plan to qualify under prior law as “performance-based compensation” under Section 162(m), among other things, the plan was required to (i) describe the employees eligible to receive such awards, provide a per-person limit on the number of shares subject to various types of awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established performance criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms were required to be approved by the stockholders. We are not changing any of the provisions of the original Equity Plan relating to Section 162(m). However, any description of provisions in the Equity Plan relating to Section 162(m), and the existence of those provisions in the attached Equity Plan, should not be taken to imply that the “performance-based compensation” exception remains available for future grants, as it is indeed unavailable.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT, EXERCISE AND/OR VESTING OF EQUITY AWARDS UNDER THE EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Number of Equity Awards Granted to Employees, Consultants and Directors
The number of equity awards that an employee, director or consultant may receive under the Equity Plan is in the discretion of the compensation committee and therefore cannot be determined in advance. Additionally, under our current compensation program for non-employee members of our board of directors, each non-employee member of our board of directors continuing service on our board of directors receives, on the date of our annual stockholders’ meeting, an annual grant of stock units with a value of $200,000, based on the 20-day volume-weighted average trading price of our common stock prior to the date of grant. The number of shares of our common stock subject to these stock units is not determinable at this time given that it is based on the trading price of our common stock over the 20 days prior to the date of grant.

Our executive officers are eligible to receive equity awards under the Equity Plan and, accordingly, our executive officers have an interest in this proposal. The following table shows, for each of the Named Executive Officers and the various groups indicated, the number of stock options and restricted stock units underlying shares of our common stock that have been granted (even if not currently outstanding) under the Equity Plan since the date the Equity Plan was last amended in June 2019 through the Record Date:

Name of Individual or Group	Number of Shares subject to Stock Options Granted(1)	Weighted Average Per Share Exercise Price of Options ($)	Number of Stock Units Granted(1)	Grant Date Fair Value of Stock Units Granted ($)

Francis S. Soistman, Chief Executive Officer	—	—	300,000	3,630,000
Christine A. Janofsky, Senior Vice President, Chief Financial Officer	—	—	76,688	927,925
Phillip A. Morelock, Chief Digital Officer	—	—	99,503	3,753,734
Scott N. Flanders, Former Chief Executive Officer	—	—	62,468	6,174,820
Derek N. Yung, Former Senior Vice President, Chief Financial Officer	—	—	27,500	2,453,100
John E. Pierantoni, Former Chief Accounting Officer	—	—	15,546	1,016,524
Timothy C. Hannan, Former Chief Revenue Officer	—	—	27,500	2,453,100
All current executive officers, as a group	—	—	476,290	8,311,659
All current directors who are not executive officers, as a group (including three nominees for director who are already current directors)	—	—	30,574	2,160,580
All employees who are not executive officers, as a group	—	—	2,617,989	155,073,573
(1) Number of stock options and stock units excludes forfeitures and shares returned to the Equity Plan. Excluding forfeitures, the number of stock units that have been granted under the Equity Plan since the date the Equity Plan was last amended in June 2019 through the Record Dates was 2,325,657 shares, representing an aggregate grant date fair value of $111,161,369. In addition, the table does not include awards made under the 2021 Inducement Plan. An aggregate of 200,000 stock options, representing an aggregate grant date fair value of $4,296,920, and 333,960 stock units, representing an aggregate grant date fair value of $9,596,813, were granted under the 2021 Inducement Plan since the date the Equity Plan was last amended in June 2019 through the Record Date.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 2014 Equity Incentive Plan.
The Board of Directors recommends a vote “FOR” the approval of the amendment to the 2014 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
The audit committee of the board of directors is comprised of three directors, each of whom qualifies as “independent” under the rules of the Securities and Exchange Commission and the current listing requirements of the Nasdaq Stock Market. The current members of the audit committee are Randall S. Livingston (chairperson), Beth A. Brooke and Erin L. Russell. The audit committee acts pursuant to a written charter that was adopted by the board of directors in April 2006, as amended.
In performing its functions, the audit committee acts in an oversight capacity and relies on the work and assurances of (i) the company’s management, which has the primary responsibility for financial statements and reports and the company’s internal controls, and (ii) the company’s independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the company’s internal controls over financial reporting.
Within this framework, the audit committee has reviewed and discussed with management the company’s audited financial statements as of and for the fiscal year ended December 31, 2021 and the company’s internal control over financial reporting. The audit committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard and the Securities and Exchange Commission. In addition, the audit committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has discussed with the independent registered public accounting firm, Ernst & Young LLP, the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.
Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee

Randall S. Livingston (Chairperson)
Beth A. Brooke
Erin L. Russell

THIRD PARTY COMPENSATION OF DIRECTORS
None of our directors is a party to any agreement or arrangement that would require disclosure pursuant to Rule 5250(b)(3) of the Nasdaq Stock Market.
STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is January 2, 2023.
Our bylaws contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals. Under our bylaws, a stockholder proposal will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our secretary at our executive offices and otherwise complies with the provisions of our bylaws. To be timely, our bylaws provide that such stockholder’s notice must be received by our secretary at our principal executive offices no less than 90 days, nor more than 120 days, prior to the one-year anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made. To be timely for our 2023 Annual Meeting of Stockholders, notice by the stockholder must be received by our secretary at our principal executive offices no earlier than February 15, 2023 and no later than March 17, 2023 (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the one-year anniversary date of the Annual Meeting, then notice by the stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made).

ANNUAL REPORT
We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of capital stock at the close of business on April 19, 2022, a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. The written request should be sent to: Investor Relations, eHealth, Inc., 2625 Augustine Drive, Second Floor, Santa Clara, CA 95054.
Whether you intend to be present at the Annual Meeting or not, we urge you to vote promptly by using the Internet or telephone, or, if you requested to receive printed proxy materials, by signing and mailing the proxy or voting instruction form.

By Order of the Board of Directors,
Francis S. Soistman Chief Executive Officer and Director

Santa Clara, California
May 2, 2022

Appendix A
EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

Year Ended December 31, 2021
GAAP net income (loss)	$(104,375)
Stock-based compensation expense	32,857
Depreciation and amortization	18,331
Amortization of intangible assets	536
Restructuring and reorganization charges	4,878
Impairment charges	46,344
Other (income) expense, net	(755)
Benefit from income taxes	(20,515)
Adjusted EBITDA	$(22,699)

	Year Ended December 31, 2020
	As Reported	Adj.	As Adjusted
GAAP net income	$45,450		$45,450
Stock-based compensation expense	25,172		25,172
Depreciation and amortization (1)	3,694	$7,756	11,450
Amortization of intangible assets	1,493		1,493
Other income, net	(666)		(666)
Provision for income taxes	8,539		8,539
Adjusted EBITDA (2)	$83,682	$7,756	$91,438
____________
(1)Depreciation and amortization have been adjusted to include amortization of capitalized software development costs.
(2)Effective with the first quarter of 2021, we modified our calculation of adjusted EBITDA to exclude the amortization of capitalized software development costs. The modified calculation is intended to more closely align with how our peer companies calculate this non-GAAP financial measure
Adjusted EBITDA is calculated by excluding the impacts from preferred stock, interest income and expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, restructuring and reorganization charges, amortization of intangible assets, impairment charges, other income, net, and other non-recurring charges to GAAP net income.
We believe that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports. Management also believes that the items described above provide an additional measure of our operating results and facilitates comparisons of our core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing operations. We believe that these non-GAAP financial measures are useful to investors in their assessment of our operating performance.
Appendix A - 1

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used have limitations in that they do not reflect all of the revenue and costs associated with the operations of our business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP.
Appendix A - 2

Appendix B

EHEALTH, INC.
AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Appendix B - i

	8.5	Exercise of SARs	5

ARTICLE 9.		RESTRICTED SHARES.	5
	9.1	Restricted Stock Agreement	5
	9.2	Payment of Awards	5
	9.3	Vesting Conditions	5
	9.4	Voting and Dividend Rights	5

ARTICLE 10.		STOCK UNITS.	5
	10.1	Stock Unit Agreement	5
	10.2	Payment for Awards	6
	10.3	Vesting Conditions	6
	10.4	Voting and Dividend Rights	6
	10.5	Form and Time of Settlement of Stock Units	6
	10.6	Death of Recipient	6
	10.7	Creditors' Rights	6

ARTICLE 11.		ADJUSTMENTS, DISSOLUTION OR LIQUIDATION, REORGANIZATION	6
	11.1	Adjustments	6
	11.2	Dissolution or Liquidation	7
	11.3	Change in Control	7

ARTICLE 12.		PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(m).	8
	12.1	General	8
	12.2	Performance Goals	8
	12.3	Procedures	8
	12.4	Additional Limitations	9

ARTICLE 13.		LIMITATION ON RIGHTS.	9
	13.1	Retention Rights	9
	13.2	Stockholders' Rights	9
	13.3	Regulatory Requirements	9
	13.4	Transferability of Awards	9

ARTICLE 14.		WITHHOLDING TAXES.	9
	14.1	General	9
	14.2	Share Withholding	9

ARTICLE 15.		FUTURE OF THE PLAN.	9
	15.1	Term of the Plan	10
	15.2	Amendment or Termination	10
	15.3	Stockholder Approval	10

ARTICLE 16.		DEFINITIONS	10
Appendix B - ii

EHEALTH, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Plan was established effective as of June 12, 2014, the date of its original approval by stockholders of the Company (the “Effective Date”), was amended and restated as of June 11, 2019 and as of _____, 2022. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on the Company’s performance, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or SARs.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1 Administrator. The Committee shall serve as Administrator of the Plan. The Committee shall consist of no less than two (2) Outside Directors who shall be appointed by the Board. The Committee shall be comprised solely of Outside Directors who are (a) “outside directors” under Section 162(m) of the Code, (b) “non-employee directors” under Rule 16b-3 of the Exchange Act, and (c) who meet any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded.

2.2 Administrator Responsibilities. The Administrator shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and the terms of the Awards, and (d) make all other decisions relating to the operation of the Plan. The Administrator may adopt such rules or guidelines as it deems appropriate to implement the Plan and amend any Award, subject to the consent of the holder of such Award to the extent required by applicable law. The Administrator’s determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer Grants. The Committee may delegate all or part of its authority and power under the Plan to a secondary committee of the Board or officers of the Company, that may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Notwithstanding the foregoing, with respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee many not delegate its authority with respect to such Awards if doing so would cause such Awards to fail to so qualify. Within the limitations of this Section 2.3, any reference in the Plan to the Administrator shall include such secondary committee.

2.4 No Repricing. The Administrator may not reduce the Exercise Price for an Option or SAR, other than pursuant to Article 11. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR, cash or other Award.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

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3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed 10,000,000. The Company’s 2006 Equity Incentive Plan will be terminated on the Effective Date if this Plan is approved by Company stockholders at the Company’s 2014 Annual Meeting of Stockholders (but awards outstanding under the 2006 Incentive Plan shall continue in accordance with their respective terms and conditions). The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 11.

3.2 Shares Returned to Reserve. If Restricted Shares or Common Shares issued upon the exercise of Options under the Plan are forfeited or repurchased, then such shares of Stock shall again become available for Awards under the Plan. If Stock Units, Options or SARs under the Plan are forfeited or terminate for any other reason before being exercised or settled, then the corresponding shares of Stock shall again become available for Awards under the Plan. Notwithstanding the foregoing, the following Common Shares shall not again become available for Awards or increase the number of Common Shares available for grant under the Plan: (i) Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under the Plan, (ii) Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Stock repurchased by the Company with proceeds received from the exercise of an Option issued under the Plan, and (iv) Stock subject to a SAR issued under this Plan that are not issued in connection with the stock settlement of that SAR upon its exercise. To the extent an Award under the Plan is paid out in cash rather than Stock, such cash payment shall not reduce the number of Common Shares available for issuance under the Plan.

3.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall, if paid in Common Shares, be applied against the number of Common Shares that may be issued under the Plan. Any dividend equivalents paid or credited under the Plan shall, if paid in cash, not be applied against the number of Common Shares that may be issued under the Plan.

ARTICLE 4. ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 shares of Stock, except that Options granted to a new Employee in the fiscal year of the Company in which his
Appendix B - 2

or her Service as an Employee first commences shall not cover more than 1,000,000 shares of Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable and vested. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed seven (7) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of shares of Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Stock are purchased, except that the Administrator at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2 Surrender of Stock. With the Administrator’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Stock that are already owned by the Optionee. Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under the Plan.

6.3 Exercise/Sale. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Promissory Note. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.5 Other Forms of Payment. With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. AUTOMATIC AWARD GRANTS TO OUTSIDE DIRECTORS.

7.1 Initial Grants. Each Outside Director who first becomes a member of the Board shall receive a one-time grant covering such number and type or types of Awards, and with such terms and conditions, including vesting, as shall be determined from time to time by the Board or its Compensation Committee, in its discretion. Such Awards shall be granted on the date when such Outside Director first joins the Board. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1.

7.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company’s stockholders (or such other time as determined by the Board or its Committee), each Outside Director who will continue serving as a member of the Board thereafter shall receive an automatic grant covering such number
Appendix B - 3

and type or types of Awards, and with such terms and conditions, including vesting, as shall be determined from time to time by the Board or its Compensation Committee, in its discretion, except that such Awards shall not be granted in the calendar year in which the same Outside Director received the Award(s) described in Section 7.1. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

7.3 Accelerated Exercisability. All Awards granted to an Outside Director under this Article 7 shall also become exercisable in full in the event that the Company is subject to a Change in Control before such Outside Director’s Service terminates. Acceleration of exercisability may also be required by Section 11.3.

7.4 Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a share of Stock on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 and 6.3.

7.5 Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earlier of (a) the date seven (7) years after the date of grant or (b) a date following the termination of such Outside Director’s Service, as described herein, or such earlier time as is specified by the Board or its Compensation Committee, in its discretion. If an Outside Director’s Service terminates for any reason except death or Total and Permanent Disability, then the Outside Director’s NSOs shall expire at the close of business at Company headquarters on the date three months after the Outside Director’s Service termination date. If an Outside Director dies before his or her Service terminates, then the Outside Director’s NSOs shall expire at the close of business at Company headquarters on the date 12 months after the date of death. If an Outside Director’s Service terminates because of the Outside Director’s Total and Permanent Disability, then the Outside Director’s NSOs shall expire at the close of business at Company headquarters on the date 12 months after the Outside Director’s Service termination date.

ARTICLE 8. STOCK APPRECIATION RIGHTS.

8.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

8.2 Number of Shares. Each SAR Agreement shall specify the number of shares of Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 500,000 shares of Stock, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not pertain to more than 1,000,000 shares of Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

8.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

8.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of the SAR shall in no event exceed seven (7) years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included with an ISO
Appendix B - 4

only at the time of grant but may be included with an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

8.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Stock, (b) cash or (c) a combination of shares of Stock and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of shares of Stock received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the shares of Stock subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

ARTICLE 9. RESTRICTED SHARES.

9.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Administrator may accept the cancellation of outstanding options or SARs in return for the grant of Restricted Shares.

9.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Any vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Administrator may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Administrator. Such target shall be based on one or more Performance Goals. The Administrator shall identify such target not later than the 90th day of such period. In no event shall more than 500,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, subject to adjustment in accordance with Article 11. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

9.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Any additional Restricted Shares that represent share dividends shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10. STOCK UNITS.

10.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

Appendix B - 5

10.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients. Within the limitations of the Plan, the Administrator may accept the cancellation of outstanding options or SARs in return for the grant of Stock Units.

10.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Administrator may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Administrator. Such target shall be based on one or more Performance Goals. The Administrator shall identify such target not later than the 90th day of such period. In no event shall more than 500,000 Stock Units that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, subject to adjustment in accordance with Article 11. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

10.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one share of Stock while the Stock Unit is outstanding, which shall be subject to the terms of the Stock Unit Agreement. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Stock or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

10.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

10.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. ADJUSTMENTS, DISSOLUTION OR LIQUIDATION, REORGANIZATIONS.

11.1 Adjustments. In the event of a subdivision of the outstanding shares of Stock, a declaration of a dividend payable in Common Shares (other than regular, ongoing dividends) or other distribution (whether in the form of cash or Common Shares), recapitalization, stock split, reverse stock split, reorganization, merger,
Appendix B - 6

consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares, or other change in the corporate structure of the Company affecting the Common Shares such that an adjustment is determined by the Administrator (in its discretion) to be appropriate to prevent dilution or enlargement of benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust each of the following:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;
(b) The limitations set forth in Sections 5.2, 8.2, 9.3 and 10.3;
(c) The number of shares of Stock covered by each outstanding Option and SAR;
(d) The Exercise Price under each outstanding Option and SAR;
(e) The number of shares of Stock covered by an Option to be granted under Article 7; or
(f) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than shares of Stock in an amount that has a material effect on the price of shares of Stock, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3 Change in Control. In the event of a Change in Control, all outstanding Awards shall be treated as the Administrator (in its discretion) determines, which need provide for treatment of all outstanding Awards (or a portion thereof) in an identical manner and may be effected without consent of a Participant. Such treatment shall provide for one or more of the following:

(a) The Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time the Award remains outstanding, to provide for automatic acceleration of vesting upon occurrence of a Change in Control, whether or not the Award is assumed or replaced in the Change in Control, or in connection with a termination of a Participant’s Service following a Change in Control.
(b) The assumption of any outstanding Awards by the surviving, continuing, successor or purchasing entity or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).
(c) The substitution by the surviving corporation or its parent of new awards for any outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).
(d) Full exercisability of any outstanding Options and SARs and full vesting of the shares of Stock subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of any Options and SARs and full vesting of such shares of Stock may be contingent on the closing of the Change in Control. The Optionees shall be able to exercise such Options and SARs during a period preceding the closing date of the Change in Control. Any exercise of such Options and SARs during such period may be contingent on the closing of the Change in Control.
(e) The cancellation of any outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the shares of Stock subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such shares of Stock are then vested) as of the closing date of such Change in Control over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash
Appendix B - 7

equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such shares of Stock would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such shares of Stock would have vested. If the Exercise Price of the shares of Stock subject to such Options and SARs exceeds the Fair Market Value of such shares of Stock, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(f) The cancellation of any outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the shares of Stock subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such Change in Control. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 12. PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(m).

12.1 General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Article 12.

12.2 Performance Goals. The granting and/or vesting of Awards of Restricted Stock or Stock Units or other incentives under the Plan may, in the discretion of the Administrator, be made subject to the achievement of one or more Performance Goals.

12.3 Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

Appendix B - 8

12.4 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 13. LIMITATION ON RIGHTS.

13.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

13.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Stock covered by his or her Award prior to the time when a stock certificate for such shares of Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

13.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

13.4 Transferability of Awards. No Awards granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or beneficiary designations under procedures established by the Administrator. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit transfers of Awards for estate planning and charitable purposes in accordance with procedures it establishes.

ARTICLE 14. WITHHOLDING TAXES.

14.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock or make any cash payment under the Plan until such obligations are satisfied.

14.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such minimum required withholding obligations by having the Company withhold all or a portion of any shares of Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Stock that he or she previously acquired. Such shares of Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 15. FUTURE OF THE PLAN.

Appendix B - 9

15.1 Term of the Plan. The Plan shall become effective on the Effective Date and shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 15.2 or (b) the 10th anniversary of the Effective Date.

15.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

15.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 16. DEFINITIONS.

(a) “Administrator” means the Board or any of its Committees that will be administering the Plan, in accordance with Article 2.

(b) “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
(d) “Board” means the Company’s Board of Directors, as constituted from time to time.

(e) “Change in Control” means:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. For purposes of this subsection (d), the acquisition of additional stock by any one person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change in Control.

Appendix B - 10

A transaction shall not constitute a Change in Control (i) if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (ii) it does not qualify as a change of control event within the meaning of Section 409A.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee appointed by the Board that consists of one or more Board members or other individuals satisfying all applicable laws. As of the Effective Date, and until otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.

(h) “Common Share” means one share of common stock of the Company.

(i) “Company” means eHealth, Inc., a Delaware corporation.

(j) “Consultant” means any consultant, advisor or other person who provides significant services to the Company, a Parent, a Subsidiary or an Affiliate, but who is not an Employee or an Outside Director. However, a person shall not be eligible to be granted an Award if inclusion of that person as a Consultant would cause the Awards and/or Shares available under the Plan to be ineligible for registration on a Form S-8 Registration Statement under the 1933 Act.

(k) “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price,” in the case of an Option, means the amount for which one share of Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Stock in determining the amount payable upon exercise of such SAR.

(n) “Fair Market Value” means the market price of shares of Stock, determined by the Administrator in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Administrator shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(o) “ISO” means an incentive stock option described in section 422(b) of the Code.

(p) “NSO” means a stock option not described in sections 422 or 423 of the Code.

(q) “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Stock.

(r) “Optionee” means a person or estate who holds an Option or SAR.

(s) “Outside Director” means a member of the Board who is not an Employee.

(t) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other
Appendix B - 11

corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(u) “Participant” means a person or estate who holds an Award.

(v) “Performance Goals” means the goal(s), or combination of goal(s) determined by the Administrator with respect to an Award. The performance goals that may be used by the Administrator may consist of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or EBITDA), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating income or net operating income, (xvi) operating margin, (xvii) market share, (xviii) overhead or other expense reduction, (xix) credit rating, (xx) objective customer indicators, (xxi) improvements in productivity, (xxii) attainment of objective operating goals, (xxiii) objective employee metrics, (xxiv) return ratios, (xxv) objective qualitative milestones, (xxvi) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof, (xxvii) number of customers (or estimated membership, with the formulae for such estimations being objectively determinable), submitted applications or members, or approved applications or members, sold applications or members, (xxviii) conversion yields achieved from website visitors to sold members (including any sub-yield in between), (xxix) increase in membership, (xxx) cost of acquiring members or applicants, or (xxxi) retention of membership.

(w) “Performance Period” means a period established by the Administrator during which performance objectives or continued Service must be met pursuant to Section 12.

(x) “Plan” means this eHealth, Inc. 2014 Equity Incentive Plan, as amended from time to time.

(y) “Restricted Share” means a share of Stock awarded under the Plan.

(z) “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

(aa) “SAR” means a stock appreciation right granted under the Plan.

(bb) “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

(cc) “Section 409A” means Section 409A of the Code.

(dd) “Service” means service as an Employee, Outside Director or Consultant.

(ee) “Stock” means the Common Stock of the Company.

Appendix B - 12

(ff) “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

(gg) “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock, as awarded under the Plan.

(hh) “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

(ii) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(jj) “Total and Permanent Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Appendix B - 13

EHEALTH, INC.
ATTN: JULIAN HWANG
2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EHTH2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84758-P73921

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

EHEALTH, INC.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) A. John Hass
02) Francis S. Soistman
03) Aaron C. Tolson

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of eHealth, Inc. for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the Named Executive Officers of eHealth, Inc.	☐	☐	☐
4. Approval of an amendment to eHealth, Inc.'s 2014 Equity Incentive Plan to increase the maximum number of shares that may be issued by 3,000,000 shares.	☐	☐	☐

NOTE: In their discretion, each proxy may also vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D84759-P73921

eHealth, Inc.
Annual Meeting of Stockholders
June 15, 2022 8:30 a.m. PT
Via the Internet at www.virtualshareholdermeeting.com/EHTH2022
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Francis S. Soistman and Christine A. Janofsky, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, all of the shares of capital stock of eHealth, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of eHealth, Inc. to be held at 8:30 a.m. Pacific Time on June 15, 2022 or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted FOR the election of each of the director nominees named in proposal 1, FOR proposals 2-4 and in the discretion of each of the proxies on any other matter that properly comes before the meeting.

Continued and to be signed on reverse side